Exhibit 10.2
SENIOR MEZZANINE LOAN AGREEMENT
Dated as of September 10, 2013
Between
ASHFORD PIER HOUSE MEZZ A LLC,
as Borrower
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Lender

64226.000529 EMF_US 46958648v9

TABLE OF CONTENTS
Page

Article I – DEFINITIONS; PRINCIPLES OF CONSTRUCTION.2
Section 1.1Definitions    2
Section 1.2Principles of Construction    41
Article II – GENERAL TERMS42
Section 2.1Loan Commitment; Disbursement to Borrower    42
2.1.1Agreement to Lend and Borrow    43
2.1.2Single Disbursement to Borrower    43
2.1.3The Note, Pledge Agreement and Loan Documents    43
2.1.4Use of Proceeds    43
Section 2.2Interest Rate    43
2.2.1Interest Rate    43
2.2.2Interest Calculation    43
2.2.3Determination of Interest Rate    43
2.2.4Additional Costs    45
2.2.5Default Rate    46
2.2.6Usury Savings    46
2.2.7Interest Rate Cap Agreement    46
Section 2.3Loan Payment    48
2.3.1Monthly Debt Service Payments    48
2.3.2Payments Generally    48
2.3.3Payment on Maturity Date    48
2.3.4Late Payment Charge    49
2.3.5Method and Place of Payment    50
Section 2.4Prepayments    50
2.4.1Voluntary Prepayments    50
2.4.2Liquidation Events    51
2.4.3Prepayments After Default    51
2.4.4Intentionally Omitted    52
2.4.5Extension Prepayment    52
2.4.6Debt Yield Cure Actions    52

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Section 2.5Release of the Collateral    53
2.5.1Release of all Collateral Upon Payment in Full    53
2.5.2Intentionally Omitted    54
Section 2.6Lockbox Account/Cash Management    54
2.6.1Lockbox Account    54
2.6.2Cash Management Account    55
2.6.3Payments Received Under the Cash Management Agreement    55
2.6.4Replacement Clearing Account Agreement and Cash Management Agreement    55
2.6.5Distributions to Borrower    55
Section 2.7Withholding Taxes    56
Article III – CONDITIONS PRECEDENT59
Section 3.1Conditions Precedent to Closing    59
Article IV – REPRESENTATIONS AND WARRANTIES59
Section 4.1Borrower Representations    59
4.1.1Organization    59
4.1.2Proceedings    60
4.1.3No Conflicts    60
4.1.4Litigation    60
4.1.5Agreements    61
4.1.6Title    61
4.1.7Solvency    61
4.1.8Full and Accurate Disclosure    62
4.1.9No Plan Assets    62
4.1.10Compliance    63
4.1.11Financial Information    63
4.1.12Condemnation    63
4.1.13Federal Reserve Regulations    63
4.1.14Intentionally omitted    64
4.1.15Not a Foreign Person    64
4.1.16Intentionally omitted    64
4.1.17Intentionally omitted    64
4.1.18Enforceability    64
4.1.19No Prior Assignment    64

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4.1.20Insurance    64
4.1.21Mortgage Loan Representations    64
4.1.22Certificate of Occupancy; Licenses    65
4.1.23Intentionally Omitted    65
4.1.24Intentionally Omitted    65
4.1.25Intentionally Omitted    65
4.1.26Leases    65
4.1.27Intentionally omitted    65
4.1.28Inventory    66
4.1.29Filing Fees and Recording Taxes    66
4.1.30Special Purpose Entity/Separateness    66
4.1.31Management Agreement    67
4.1.32Illegal Activity    67
4.1.33No Change in Facts or Circumstances; Disclosure    67
4.1.34Investment Company Act    67
4.1.35Embargoed Person    67
4.1.36Principal Place of Business; State of Organization    68
4.1.37Environmental Representations and Warranties    68
4.1.38Cash Management Account    68
4.1.39Intentionally Omitted    69
4.1.40Underwriting (“Backward”) Representations    69
4.1.41Operating Leases    70
4.1.42Submerged Land Lease    70
4.1.43No Contractual Obligations    71
Section 4.2Survival of Representations    71
Article V – BORROWER COVENANTS71
Section 5.1Affirmative Covenants    71
5.1.1Existence; Compliance with Legal Requirements    71
5.1.2Taxes and Other Charges    72
5.1.3Litigation    73
5.1.4Access to the Property    73
5.1.5Notice of Default    74
5.1.6Cooperate in Legal Proceedings    74

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5.1.7Perform Loan Documents    74
5.1.8Net Liquidation Proceeds After Debt Service    74
5.1.9Further Assurances    74
5.1.10Principal Place of Business, State of Organization    75
5.1.11Financial Reporting    75
5.1.12Business and Operations    78
5.1.13Title to the Property and the Collateral    78
5.1.14Costs of Enforcement    79
5.1.15Estoppel Statement    79
5.1.16Loan Proceeds    79
5.1.17Performance by Borrower    79
5.1.18Confirmation of Representations    80
5.1.19Environmental Covenants    80
5.1.20Leasing Matters    82
5.1.21Alterations    83
5.1.22Intentionally Omitted    84
5.1.23Embargoed Person    84
5.1.24Operation of Property    84
5.1.25Intentionally Omitted    86
5.1.26Operating Lease    86
5.1.27Submerged Land Lease    86
5.1.28Reserve Funds    87
5.1.29Notices    87
5.1.30Special Distributions    87
5.1.31Curing    87
5.1.32Mortgage Borrower Covenants    88
5.1.33Payment of Obligations    88
Section 5.2Negative Covenants    88
5.2.1Operation of Property    88
5.2.2Liens    89
5.2.3Dissolution    90
5.2.4Change In Business    90
5.2.5Debt Cancellation    90

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5.2.6Zoning    90
5.2.7No Joint Assessment    90
5.2.8Intentionally Omitted    90
5.2.9ERISA    90
5.2.10Transfers    91
5.2.11Operating Lease    96
5.2.12Submerged Land Lease    97
5.2.13Material Agreements    97
5.2.14Limitation on Securities Issuances    97
5.2.15Limitations on Distributions    98
5.2.16Other Limitations    98
5.2.17Contractual Obligations    99
5.2.18Refinancing    99
5.2.19Bankruptcy Related Covenants    99
Article VI – INSURANCE; CASUALTY; CONDEMNATION;100
Section 6.1Insurance    100
Section 6.2Casualty    100
Section 6.3Condemnation    100
Section 6.4Restoration    101
Article VII – RESERVE FUNDS101
Section 7.1Required Repairs    101
Section 7.2Tax and Insurance Escrow Fund    101
Section 7.3Replacements and Replacement Reserve Fund    101
Section 7.4Intentionally Omitted    102
Section 7.5Excess Cash Flow Reserve Fund    102
Section 7.6Mezzanine Reserve Funds, Generally    102
Section 7.7Transfer of Funds In Mortgage Reserve Accounts    103
Article VIII – DEFAULTS103
Section 8.1Event of Default    103
Section 8.2Remedies    107
Section 8.3Remedies Cumulative; Waivers    109
Section 8.4Right to Cure Defaults    109
Article IX – SPECIAL PROVISIONS109

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Section 9.1Securitization    109
9.1.1Sale of Notes and Securitization    110
9.1.2Securitization Costs    111
Section 9.2Securitization Cooperation    112
Section 9.3Exculpation    112
Section 9.4Matters Concerning Manager    115
Section 9.5Servicer    116
Section 9.6Matters Concerning Franchisor    116
Article X – MISCELLANEOUS117
Section 10.1Survival    117
Section 10.2Lender’s Discretion    117
Section 10.3Governing Law    117
Section 10.4Modification, Waiver in Writing    118
Section 10.5Delay Not a Waiver    119
Section 10.6Notices    119
Section 10.7Trial by Jury    120
Section 10.8Headings    120
Section 10.9Severability    120
Section 10.10Preferences    120
Section 10.11Waiver of Notice    121
Section 10.12Remedies of Borrower    121
Section 10.13Expenses; Indemnity    121
Section 10.14Schedules Incorporated    122
Section 10.15Offsets, Counterclaims and Defenses    123
Section 10.16No Joint Venture or Partnership; No Third Party Beneficiaries    123
Section 10.17Publicity    123
Section 10.18Waiver of Marshalling of Assets    123
Section 10.19Waiver of Counterclaim    124
Section 10.20Conflict; Construction of Documents; Reliance    124
Section 10.21Brokers and Financial Advisors    124
Section 10.22Prior Agreements    124
Section 10.23Joint and Several Liability    124
Section 10.24Certain Additional Rights of Lender (VCOC)    124

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SCHEDULES
Schedule I    –    Leases
Schedule II    –    Reserved
Schedule III    –    Organizational Chart of Borrower
Schedule IV    –    Reserved
Schedule V    –    Reserved
Schedule VI    –    Qualified Prime Transfer – Required Assets
Schedule VII    –    Form of Completion Guaranty
Schedule VIII    –    Qualified Franchisors and Acceptable Related Flags
Schedule IX    –    Borrower Operating Agreement
Schedule X    –    Mortgage Borrower Company Agreement
Schedule XI    –    Principal Company Agreement

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SENIOR MEZZANINE LOAN AGREEMENT
THIS SENIOR MEZZANINE LOAN AGREEMENT, dated as of September 10, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”), and ASHFORD PIER HOUSE MEZZ A LLC, a Delaware limited liability company, having its principal place of business at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (“Borrower”).
W I T N E S S E T H:
WHEREAS, JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and assigns, “Mortgage Lender”), has made a loan in the original principal amount of Thirty-Six Million and No/100 Dollars ($36,000,000.00) (the “Mortgage Loan”), to Ashford Pier House LP, a Delaware limited partnership, having its principal place of business at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (together with its successors and permitted assigns, “Mortgage Borrower”), pursuant to a Loan Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by a Promissory Note of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Mortgage Note”) made by Mortgage Borrower to Mortgage Lender and secured by, among other things, that certain first priority Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Mortgage”) by Operating Company (as defined herein) and Mortgage Borrower in favor of Mortgage Lender pursuant to which Operating Company and Mortgage Borrower have granted Mortgage Lender a first priority mortgage on, among other things, the real property and other collateral as more fully described therein (collectively, the “Property”);
WHEREAS, Borrower is the legal and beneficial owner of (a) all of the issued and outstanding limited liability company interests in Ashford Pier House GP LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Principal”), and (b) all of the issued and outstanding limited partner interests in Mortgage Borrower (the “Fee Borrower Pledged Interests”);
WHEREAS, Principal is the legal and beneficial owner of all of the issued and outstanding general partner interests in Mortgage Borrower;
WHEREAS, Ashford TRS Pier House Mezz A LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Leasehold Pledgor”, and together with Borrower, collectively or individually, as the context may require, “Pledgor”), is the legal and beneficial owner of all of the issued and outstanding limited liability company interests in Operating Company (the “Leasehold Pledgor Pledged Interests” and, collectively with the Fee Borrower Pledged Interests, the “Pledged Company Interests”);

WHEREAS, Borrower has requested Lender to make a loan to it in the original principal amount of Twenty-Three Million and No/100 Dollars ($23,000,000.00) (the “Loan”); and
WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Pledgor has entered into that certain Senior Mezzanine Pledge and Security Agreement, dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Pledgor has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined).
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

Article I – DEFINITIONS; PRINCIPLES OF CONSTRUCTION.
Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Acceptable Counterparty” shall mean a counterparty to the Senior Mezzanine Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) has and shall maintain, until the expiration of the applicable Senior Mezzanine Interest Rate Cap Agreement, (i) (x) a long-term unsecured debt rating of not less than “A” by S&P and a short-term senior unsecured debt rating of at least “A-1” from S&P or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A+” from S&P, (ii)(x) a long-term unsecured debt rating of not less than “A2” from Moody’s and a short-term senior unsecured debt rating of at least “P1” from Moody’s or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A1” from Moody’s, and (iii) a long-term unsecured debt rating of at least “A” (and not on “Rating Watch Negative”) from Fitch and short-term unsecured debt rating of at least “F1” (and not on “Rating Watch Negative”) from Fitch, or (b) is otherwise acceptable to the Approved Rating Agencies, as evidenced by a Rating Agency Confirmation to the effect that such counterparty shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization.
“Additional Insolvency Opinion” shall mean a non-consolidation opinion letter delivered in connection with the Loan subsequent to the Closing Date reasonably satisfactory in form and substance to Lender which meets all Rating Agency requirements from counsel reasonably acceptable to Lender.
“Affiliate” shall mean, as to any Person, any other Person that, (a) directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or (b) is a director (other than an Independent Director) or officer of such Person.
“Affiliated Management Agreement” shall mean the Management Agreement with Manager if Manager is an Affiliated Manager.
“Affiliated Manager” shall mean a Manager in which Mortgage Borrower, Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest. Notwithstanding the foregoing, Borrower and Lender acknowledge and agree that, as of the date hereof, Remington is an Affiliated Manager.
“Agent” shall mean Wells Fargo Bank, National Association, a banking association chartered under the laws of the United States of America, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.
“AHLP” shall mean Ashford Hospitality Limited Partnership, a Delaware limited partnership, collectively with its successors.
“AHP” shall mean Ashford Hospitality Prime, Inc., a Maryland corporation, collectively with its successors.

“AHP Corporate Financing” shall mean any credit facilities entered into among AHPLP and certain of its Affiliates and Bank of America, N.A. as administrative agent for the lenders party thereto from time to time (as amended, refinanced or replaced from time to time), provided, that, (a) at the time of the Qualified Prime Transfer (to the extent any such credit facilities have already been entered into) and/or at the time such credit facilities are entered into (to the extent such credit facilities are entered into after the Qualified Prime Transfer), (i) each such lender (and any such administrative agent) is then an institutional lender, and (ii) the value of AHPLP’s indirect interest in the Property (if any direct or indirect equity interests in any one or more Restricted Parties are pledged as collateral for the AHP Corporate Financing) does not, in the aggregate, represent more than twenty-five percent (25%) of the value of all collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for the AHP Corporate Financing; or (b) at the time of such refinance, replacement or amendment that in each case results in a release of any material collateral therefor, the value of the AHPLP’s indirect equity interest in the Property (if any direct or indirect equity interests in any one or more Restricted Parties are pledged as collateral for the AHP Corporate Financing after giving effect to such refinance, replacement or amendment) does not, in the aggregate, represent more than twenty-five percent (25%) of the value of all collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for the AHP Corporate Financing after giving effect to such refinance, replacement or amendment, as reasonably determined by Borrower).
“AHP Corporate Pledge Entities” shall mean AHP, Ashford Prime OP General Partner LLC, a Delaware limited liability company, Ashford Prime OP Limited Partner LLC, a Delaware limited liability company, Ashford Prime TRS Corporation, and AHPLP (and the respective successors of any of the foregoing).
“AHPLP” shall mean Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership, collectively with its successors.
“AHT” shall mean Ashford Hospitality Trust, Inc., a Maryland corporation, collectively with its successors.
“AHT Corporate Pledge Entities” shall mean AHT; Ashford OP General Partner LLC, a Delaware limited liability company; Ashford OP Limited Partner LLC, a Delaware limited liability company; Ashford TRS Corporation; AHLP and AHPLP (and the respective successors of any of the foregoing).
“AHT Existing Corporate Financing” shall mean those certain credit facilities extended to AHLP and certain of its Affiliates pursuant to that certain Credit Agreement dated as of September 26, 2011, by and among AHLP, such Affiliates of AHLP, and KeyBank, National Association, as administrative agent for the lenders party thereto from time to time (as amended, refinanced or replaced from time to time, provided, that, at the time of any such refinance, replacement or amendment that in each case results in a release of any material collateral therefor, the value of the Property owned by any one or more Restricted Parties (if any direct or indirect equity interests in any one or more Restricted Parties are pledged as collateral for the AHT Existing Corporate Financing after giving effect to such refinance, replacement or amendment) do not, in the aggregate, represent more than ten percent (10%) of the value of all collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for the AHT Existing Corporate Financing after giving effect to such refinance, replacement or amendment, as reasonably determined by Borrower).
“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Mortgage Borrower in accordance with Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.
“Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch and Morningstar or any other nationally-recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.
“Assignment of Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(a) hereof.
“Assignment of Title Insurance Proceeds” shall mean that certain Senior Mezzanine Assignment of Title Insurance Proceeds, dated as of the date hereof, among Lender, Mortgage Borrower and Borrower and acknowledged to by First American Title Insurance Company, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property or any Collateral; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or to take action in furtherance of any of the foregoing.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state, local or foreign bankruptcy or insolvency law.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.
“Borrower Operating Agreement” shall mean the operating agreement set forth on Schedule IX attached hereto.
“Breakage Costs” shall have the meaning set forth in Section 2.2.3(g) hereof.
“Broker” shall have the meaning set forth in Section 10.21 hereof.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds (or, if applicable, any Mezzanine Reserve Funds) or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.
“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).
“Cash Management Account” shall have the meaning set forth in Section 2.6.2 hereof.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Operating Company, Mortgage Borrower, Junior Mezzanine Borrower, Lender, Mortgage Lender, Junior Mezzanine Lender, Manager and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Cash Sweep Event” shall have the meaning set forth in the Mortgage Loan Agreement.
“Cash Sweep Period” shall have the meaning set forth in the Mortgage Loan Agreement.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” shall mean the “Collateral” as such term is defined in the Pledge Agreement and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.
“Completion Guaranty” shall mean an indemnity agreement in the form attached hereto as Schedule VII.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Section 2.7 Taxes or branch profits Section 2.7 Taxes.
“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.
“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including, but not limited to, any Spread Maintenance Payment and Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.
“Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments then due under this Agreement and the Note.
“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:
(a)    the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees and franchise fees (if the Property is subject to a Franchise Agreement) incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds (or, if applicable, any Mezzanine Reserve Funds), less (A) management fees equal to the greater of (1) assumed management fees of three percent (3%) of Gross Income from Operations and (2) the actual management fees incurred, (B) franchise fees for the Property if the Property is subject to a Franchise Agreement equal to the greater of (1) assumed franchise fees of three percent (3%) of Gross Income from Operations and (2) the actual franchise fees incurred, and (C) Replacement Reserve Fund Monthly Deposits; and
(b)    the denominator is the aggregate Debt Service, Mortgage Debt Service and Junior Mezzanine Debt Service for such period (net of any payments made to Mortgage Borrower pursuant to any Interest Rate Cap Agreement, to Borrower pursuant to any Senior Mezzanine Interest Rate Cap Agreement and to Junior Mezzanine Borrower pursuant to any Junior Mezzanine Interest Rate Cap Agreement).
“Debt Yield” shall mean, as of any date of determination, the percentage obtained by dividing:
(a)    Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for an applicable period as set forth in the statements required hereunder, without deduction for (i) actual management fees and franchise fees (if the Property is subject to a Franchise Agreement) incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds (or, if applicable, any Mezzanine Reserve Funds), less (A) management fees equal to the greater of (1) assumed management fees of three percent (3%) of Gross Income from Operations and (2) the actual management fees incurred, (B) franchise fees equal to the greater of (1) assumed franchise fees for the Property if the Property is subject to a Franchise Agreement of three percent (3%) of Gross Income from Operations and (2) the actual franchise fees incurred, and (C) Replacement Reserve Fund Monthly Deposits; and
(b)    the sum of the outstanding principal balances of (i) the Loan, (ii) the Mortgage Loan and (iii) the Junior Mezzanine Loan.
“Debt Yield Cure Action” shall mean the delivery of a Debt Yield Cure LOC in accordance with Section 2.4.6(b) hereof.
“Debt Yield Cure LOC” shall have the meaning set forth in Section 2.4.6 hereof.
“Debt Yield Cure Payment” shall have the meaning set forth in the Mortgage Loan Agreement.
“Deemed Approval Standard” shall mean, with respect to any applicable request for approval, which applicable approval shall not be unreasonably withheld, conditioned or delayed and which shall be deemed given provided that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE

UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid ten (10) Business Day time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid five (5) Business Day time-frame. Borrower covenants and agrees to promptly reimburse Lender for all of its reasonable, out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with such request (whether the requested item is approved or disapproved). For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing and the aforesaid (10) Business Day or (5) Business Day time-frame, as applicable, shall be reset upon the subsequent delivery to Lender of such additional and/or clarified information.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) five percent (5%) above the Interest Rate.
“Determination Date” shall mean, with respect to each Interest Period, the date that is two (2) London Business Days prior to the commencement date of such Interest Period.
“Disclosure Documents” shall mean, collectively, any written materials used or provided to any prospective investors and/or the Rating Agencies in connection with any public offering or private placement in connection with a Securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean any of (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s), (b) each of JPMorgan Chase Bank, National Association and Bank of America, National Association, provided that the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings set forth in subclause (a) hereof or (c) with respect to the Lockbox Account only, First State Bank of the Florida Keys, provided that there is no material adverse change in the financial condition of such bank or such bank’s ability to carry out its business in the ordinary course.
“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Mortgage Borrower, Borrower, Principal, Operating Company or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.
“Environmental Indemnity” shall mean that certain Senior Mezzanine Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National

Environmental Policy Act; and the River and Harbors Appropriation Act. Environmental Law also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; or imposing conditions or requirements in connection with permits or other authorization for lawful activity, relating to causes of action related to Releases of Hazardous Substances in respect of the Property; or relating to wrongful death, personal injury, or property or other damage in connection with any Releases of Hazardous Substances in respect of the Property.
“Environmental Liens” shall have the meaning set forth in Section 5.1.19 hereof.
“Environmental Report” shall have the meaning set forth in Section 4.1.37 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.
“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.
“Excess Costs” shall have the meaning set forth in Section 5.1.21(a) hereof.
“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.
“Excluded Taxes” means any of the following Section 2.7 Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Section 2.7 Taxes imposed on or measured by net income (however denominated), franchise Section 2.7 Taxes, and branch profits Section 2.7 Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Section 2.7 Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Section 2.7 Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Section 2.7 Taxes were payable either to such Lender’s assignor or participating Lender immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Section 2.7 Taxes attributable to such Lender’s failure to comply with Section 2.7(e) and (d) any U.S. federal withholding Section 2.7 Taxes imposed under FATCA.

“Extension Option” shall have the meaning set forth in Section 2.3.3(b) hereof.
“Extension Prepayment” shall have the meaning set forth in Section 2.4.5 hereof.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“FF&E” shall mean furniture, fixtures, and equipment, including but not limited to individual rooms, lobby, floor coverings (carpet and pad, floor tiles), window coverings (mini blinds/drapes), multi-purpose rooms, dining rooms, interior repainting, windows, doors, plumbing fixtures (water heaters, sinks, tubs, toilets), kitchen equipment, the water fountains, administrative areas, furniture, and other related equipment required to maintain the quality and life of the property and improvements thereto, to include major capital improvements such as roof replacement, parking lot maintenance, heating, ventilation and air conditioning and other extraordinary exterior replacements or repairs that are necessary over time to uphold the structural integrity of the asset as originally designed, constructed or improved.
“First Extended Date” shall mean, following an exercise by Borrower of the first Extension Option described in Section 2.3.3(b) hereof, September 9, 2016, or such other date after the Initial Maturity Date but prior to September 9, 2016, on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Floating Interest Rate” shall mean a fluctuating rate per annum equal to LIBOR plus the Spread; provided, however, in no event shall LIBOR be deemed to be less than zero percent (0.0%).
“Floating Interest Rate Loan” shall mean the Loan at such time as the interest thereon accrues at a rate of interest based on the Floating Interest Rate.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Franchise Agreement” shall mean the Qualified Franchise Agreement entered into with a Qualified Franchisor in accordance with the terms and provisions of this Agreement.
“Franchisor” shall mean the Qualified Franchisor a party to the Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Grantor Trust” shall mean a grantor trust as defined in Subpart E, Part I of Subchapter J of the Code, that holds the Note or a portion thereof.
“Gross Income from Operations” shall mean all sustainable income and proceeds (whether in cash or on credit, and computed on an accrual basis), other than Operating Rent, received by Mortgage Borrower, Operating Company or Manager for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Mortgage Borrower, Operating Company or Manager for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of the operation of the Property, including without limitation: (a) income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Property including net parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property even though rendered outside of the Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass‑throughs and interest on Reserve Funds (or, if applicable, any Mezzanine Reserve Funds); but excluding, (1) gross receipts received by lessees, licensees or concessionaires of the Property; (2) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Mortgage Borrower, Operating Company or Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the operation of the Property; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (5) Awards (except to the extent provided in clause (d) above) or Insurance Proceeds (except to the extent provided in clause (c) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the employees of the Property; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; and (11) and payments made to Mortgage Borrower pursuant to the

Interest Rate Cap Agreement, Borrower pursuant to the Senior Mezzanine Interest Rate Cap Agreement and Junior Mezzanine Borrower pursuant to the Junior Mezzanine Interest Rate Cap Agreement.
“Guarantor” shall mean AHLP; provided, however, that, following a Qualified Prime Transfer if (a) AHLP is released from all obligations under the Guaranty and Environmental Indemnity and, to the extent applicable, any Completion Guaranty, arising from and after the date of the Qualified Prime Transfer in accordance with the terms of Section 5.2.10(f) of this Agreement, Guarantor shall mean AHPLP (provided, however, that, for the avoidance of doubt, AHLP is not being released for any obligations under the Guaranty and Environmental Indemnity and, to the extent applicable, any Completion Guaranty, arising prior to the Qualified Prime Transfer), or (b) AHLP is not released from all obligations under the Guaranty and Environmental Indemnity and, to the extent applicable, any Completion Guaranty, arising from and after the date of the Qualified Prime Transfer in accordance with the terms of Section 5.2.10(f) of this Agreement, Guarantor shall mean both AHLP and AHPLP, jointly and severally.
“Guarantor Related Party” shall have the meaning set forth in Section 9.3(d) hereof.
“Guaranty” shall mean that certain Senior Mezzanine Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (for the avoidance of doubt, the term “Guaranty” shall mean the original Guaranty and any Guaranty Agreement(s) executed in connection with a Qualified Prime Transfer, as applicable).
“Hazardous Substances” include any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage with respect to the Property.
“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnified Parties” shall mean Lender and its designee (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Security Exchange Act, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Pledge Agreement is or will have been recorded or filed, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).
“Indemnified Taxes” means (a) Section 2.7 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in Clause (a), Other Taxes.
“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(a)    a member, partner, equity holder, manager, director, officer or employee of Borrower or any of its equity holders or Affiliates (other than as an Independent Director of Borrower or Leasehold Pledgor, or an Affiliate of Borrower or Leasehold Pledgor that is not in the direct chain of ownership of Borrower or Leasehold Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);
(b)    a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business);
(c)    a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any Person described in clause (a), (b) or (c) above.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower or Leasehold Pledgor shall be qualified to serve as an Independent Director of Borrower or Leasehold Pledgor, provided that the fees that such individual earns from serving as an Independent Director of affiliates of Borrower or Leasehold Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.
“Initial Maturity Date” shall mean September 9, 2015, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise (other than the First Extended Date, the Second Extended Date or the Third Extended Date, if applicable).
“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Gardere Wynne Sewell LLP in connection with the Loan.
“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.
“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the date hereof among Lender, Mortgage Lender, and Junior Mezzanine Lender with respect to the Loan, the Mortgage Loan and Junior Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.
“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, including the Maturity Date, the period commencing on and including the fifteenth (15th) day of the prior calendar month and ending on and including the fourteenth (14th) day of the calendar month in which such Payment Date occurs; provided, however, the Interest Period for the Payment Date relating to September 9, 2013 shall be the period commencing on the Closing Date, and ending on and including September 14, 2013.
“Interest Rate” shall mean the rate at which the outstanding principal amount of the Loan bears interest from time to time in accordance with Section 2.2.3 hereof.
“Interest Rate Cap Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.
“Junior Mezzanine Borrower” shall mean Ashford Pier House Mezz B LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Junior Mezzanine Collateral” shall mean, collectively, the “Collateral” as defined in the Junior Mezzanine Loan Agreement.
“Junior Mezzanine Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments then due under the Junior Mezzanine Loan.
“Junior Mezzanine Interest Rate Cap Agreement” shall mean that certain Junior Mezzanine Interest Rate Cap Agreement, dated as of the date hereof, made by Junior Mezzanine Borrower and the counterparty thereunder in connection with the Junior Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.
“Junior Mezzanine Lender” shall mean JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, together with its successors and assigns.
“Junior Mezzanine Loan” shall mean that certain loan made as of the date hereof by Junior Mezzanine Lender to Junior Mezzanine Borrower in the original principal amount of Ten Million and No/00 Dollars ($10,000,000.00).
“Junior Mezzanine Loan Agreement” shall mean that certain Junior Mezzanine Loan Agreement, dated as of the date hereof, between Junior Mezzanine Borrower and Junior Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.
“Junior Mezzanine Loan Debt” shall mean the “Debt”, as defined in the Junior Mezzanine Loan Agreement.

“Junior Mezzanine Loan Documents” shall mean all documents evidencing the Junior Mezzanine Loan and all documents executed and/or delivered by or on behalf of Junior Mezzanine Borrower in connection therewith.
“Junior Mezzanine Note” shall mean that certain Junior Mezzanine Promissory Note, dated the date hereof, made by Junior Mezzanine Borrower in favor of Junior Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Junior Mezzanine Pledgor” shall mean Ashford TRS Pier House Mezz B LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) (excluding the Operating Lease and the Submerged Land Lease) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Mortgage Borrower or Operating Company (but not including transient room occupancy or agreements for temporary use of facilities at the Property for banquets and similar events), and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Leasehold Pledgor” shall have the meaning set forth in the recitals hereto.
“Leasehold Pledgor Pledged Interests” shall have the meaning set forth in the recitals hereto.
“Legal Requirements” shall mean, with respect to the Property or the Collateral, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property, the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part of the Property or the Collateral, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company, at any time in force affecting Borrower, Mortgage Borrower, Leasehold Pledgor, Operating Company, the Property, the Collateral or any part of the Property or the Collateral, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property, the Collateral or any part of the Property or the Collateral, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns and, for purposes of Sections 2.2.3(f)(iii) and 2.7, its participants. If the beneficial owner of the Loan for U.S. federal income tax purposes is a REMIC or a Grantor Trust, Lender shall mean the REMIC or Grantor Trust, as applicable.

“Letter of Credit” shall mean an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that, at Lender’s option, the Approved Rating Agencies have provided a Rating Agency Confirmation with respect to.
“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender (or Servicer, on Lender’s behalf) shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender (or Servicer, on Lender’s behalf) shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent.
“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor, the Property (or any portion thereof or any interest therein), the Collateral (or any portion thereof or any interest therein), including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Liquidation Event” shall have the meaning set forth in Section 2.4.2(a) hereof.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the Guaranty, any Completion Guaranty, the Cash Management Agreement, the Senior Mezzanine

Interest Rate Cap Agreement, the Assignment of Interest Rate Cap Agreement, the Assignment of Title Insurance Proceeds and all other documents executed and/or delivered by or on behalf of Borrower, Leasehold Pledgor, Guarantor and each other party thereto in connection with the Loan, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Lockbox Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Lockbox Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.
“Lockbox Bank” shall have the meaning set forth in the Mortgage Loan Agreement.
“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.
“Major Lease” shall mean any Lease which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, (a) covers more than seven thousand five hundred (7,500) rentable square feet (ii) contains an option or other preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower, Mortgage Borrower, Operating Lessee or an Affiliated Manager as Tenant, or (iv) is entered into during the continuance of an Event of Default.
“Management Agreement” shall mean the management agreement entered into by and between Mortgage Borrower or Operating Company and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, a Replacement Management Agreement.
“Manager” shall mean, (a) Remington Manager, or (b)  a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.
“Manager-Held Reserve” shall mean any reserve fund for payment of Taxes, Insurance Premiums, Operating Expenses or FF&E, replacements or repairs that Manager is required to maintain on behalf of and for the benefit of Mortgage Borrower or Operating Company under the applicable Management Agreement.
“Manager-Held Reserve Deposit” shall mean each deposit into a Manager-Held Reserve, provided in each case that Borrower shall have delivered to Lender upon request evidence satisfactory to Lender in Lender’s sole discretion that Manager shall have applied and shall continue to apply such deposit for the purposes for which such deposit is permitted or required to be used under the Management Agreement.

“Material Adverse Effect” shall mean, in Lender’s reasonable judgment, any event or condition that has a material adverse effect on (a) the use, operation, or value of the Property or the Collateral, (b) the business, profits, operations or financial condition of Borrower, Mortgage Borrower, Leasehold Pledgor or Operating Company, (c) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s or Leasehold Pledgor’s other obligations under the Loan Documents, or (d) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document.
“Material Agreements” shall mean, collectively, all contracts and agreements relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than (a) contracts and agreements for goods and services contemplated under any Approved Annual Budget, (b) leases of equipment and other personal property in the ordinary course of business used on the Property, (c) contracts and agreements that are commercially reasonable and entered into in the ordinary course of business and (i) have a term of less than one (1) year and under which there is no obligation of Mortgage Borrower or Operating Company to pay more than One Hundred Thousand and No/100 Dollars ($100,000.00) per annum, (ii) have a term of more than one year and under which there is no obligation of Mortgage Borrower or Operating Company to pay more than Two Hundred Thousand and No/100 Dollars ($200,000.00), or (iii) in any event are cancellable upon not more than sixty (60) days’ notice without the payment of any material termination fee or other material payments of any kind, (d) contracts and agreements under which contractors, subcontractors and materialmen are engaged solely in respect to the completion of alterations at the Property, provided that (1) such alterations are permitted under Section 5.1.21 hereof without the consent of Lender or (2) if Lender’s consent to such alterations is required under Section 5.1.21 hereof, Lender shall have consented thereto, (e) the Management Agreement, the Franchise Agreement (if any), the Leases, the Submerged Land Lease and the Operating Lease, and (f) contracts or agreements entered into by Manager which Borrower does not have the right to approve.
“Maturity Date” shall mean the Initial Maturity Date or, following an exercise by Borrower of one (1) or more of the Extension Options described in Section 2.3.3(b) hereof, the First Extended Date, the Second Extended Date or the Third Extended Date, as the case may be, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Entities” shall have the meaning set forth in Section 5.2.10(e)(xvi) hereof.
“Mezzanine Party” shall mean, individually and/or collectively, as the context may require, Borrower, Leasehold Pledgor, Junior Mezzanine Borrower and Junior Mezzanine Pledgor.

“Mezzanine Reserve Funds” shall mean each of the reserve funds, if any, established pursuant to Article VII hereof.
“Monthly Debt Service Payment Amount” shall mean, on each Payment Date, the amount of interest which accrues on the Loan for the related Interest Period.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Morningstar Credit Ratings, LLC.
“Mortgage” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Borrower” shall have the meaning set forth in the recitals to this Agreement, together with its successors and permitted assigns.
“Mortgage Borrower Company Agreement” shall mean, collectively, the limited partnership agreements and other organizational documents set forth on Schedule X attached hereto.
“Mortgage Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments then due under the Mortgage Loan Agreement and the Mortgage Note.
“Mortgage Environmental Indemnity” shall mean the “Environmental Indemnity” as defined in the Mortgage Loan Agreement.
“Mortgage Lender” shall have the meaning set forth in the recitals to this Agreement, together with its successors and assigns.
“Mortgage Loan” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.
“Mortgage Loan Debt” shall mean the “Debt”, as defined in the Mortgage Loan Agreement.
“Mortgage Loan Default” shall mean a “Default” under the Mortgage Loan, as defined in the Mortgage Loan Agreement.
“Mortgage Loan Documents” shall mean, collectively, the Mortgage Note, the Mortgage Loan Agreement, the Mortgage, the Cash Management Agreement, the Mortgage Loan Guaranty, the Mortgage Environmental Indemnity and any and all other documents defined as “Loan Documents” in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” shall mean an “Event of Default” under and as defined in the Mortgage Loan Agreement.
“Mortgage Loan Guaranty” shall mean the “Guaranty” as defined in the Mortgage Loan Agreement.
“Mortgage Note” shall have the meaning set forth in the recitals to this Agreement.
“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts actually paid to or received by or on behalf of Mortgage Borrower or Borrower in connection with such Liquidation Event, less (i) Lender’s and Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) the costs incurred by Mortgage Borrower and Operating Company, as the case may be, in connection with a restoration of all or any portion (as the case may be) of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon pursuant to the Mortgage Loan Documents following and during the continuance of an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), and (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender and/or any servicer under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents.
“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.
“Non-Affiliated Management Agreement” shall mean the Management Agreement with Manager if Manager is a Non-Affiliated Manager.
“Non-Affiliated Manager” shall mean a Manager that is not an Affiliated Manager.
“Note” shall mean that certain Senior Mezzanine Promissory Note, dated the date hereof, in the principal amount of Twenty-Three Million and No/100 Dollars ($23,000,000.00), made by Borrower in favor of Lender, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.
“O&M Program” shall have the meaning set forth in Section 5.1.19 hereof.
“Obligations” shall mean Borrower’s obligation to pay the Debt and Borrower’s and Leasehold Pledgor’s respective obligations to perform their respective obligations (if any) under the Note, this Agreement and the other Loan Documents.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the general partner, managing member or sole member of Borrower, as applicable.

“Operating Company” shall mean, (a) Ashford TRS Pier House LLC, a Delaware limited liability company or (b) a Qualified Operator who is operating the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Operating Lease, in each case, together with their respective successors and permitted assigns.
“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.
“Operating Lease” shall mean that certain Lease Agreement dated as of May 14, between Mortgage Borrower and Operating Company, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.
“Operating Rent” shall mean all rent and other amounts due to Mortgage Borrower under the Operating Lease.
“Other Charges” shall have the meaning set forth in the Mortgage Loan Agreement.
“Other Connection Taxes” means Section 2.7 Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Section 2.7 Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Obligations” shall have the meaning set forth in the Mortgage.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Section 2.7 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.7 Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan, or if such date is not a Business Day, the immediately preceding Business Day.
“Permitted Encumbrances” shall have the meaning set forth in the Mortgage Loan Agreement and shall include the Liens and security interests created by the Loan Documents.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(i)    obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) must not be subject to liquidation prior to their maturity and (E) must have maturities of not more than 365 days;
(ii)    Federal Housing Administration debentures having maturities of not more than 365 days;
(iii)    obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) must not be subject to liquidation prior to their maturity and (E) must have maturities of not more than 365 days;
(iv)    federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements or obligations with maturities of not more than 365 days issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) must not be subject to liquidation prior to their maturity and (E) must have maturities of not more than 365 days;
(v)    fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;
(vi)    debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;
(vii)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;
(viii)    units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and
(ix)    any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;
provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.
“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.
“PIP” shall mean any “property improvement plan” or similar plan for alterations, repairs and maintenance of the Property with which Mortgage Borrower or Operating Company is required to comply under the Management Agreement or the Franchise Agreement (if any), in each case, as such plan may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Management Agreement or the Franchise Agreement (if any).

“Pledge Agreement” shall have the meaning set forth in the recitals to this Agreement.
“Pledged Company Interests” shall have the meaning set forth in the recitals to this Agreement.
“Pledgor” shall have the meaning set forth in the recitals hereto.
“Policies” shall have the meaning set forth in the Mortgage Loan Agreement.
“Policy” shall have the meaning set forth in the Mortgage Loan Agreement.
“Prepayment Release Date” shall mean the first Business Day immediately following the Payment Date occurring in March, 2014.
“Prime Rate” shall mean the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.
“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate plus the Prime Rate Spread.
“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.
“Principal” shall (a) have the meaning set forth in the recitals hereto and (b) mean the Special Purpose Entity that is the general partner of Mortgage Borrower, if Mortgage Borrower is a limited partnership, or managing member of Mortgage Borrower, if Mortgage Borrower is a limited liability company other than a single-member Delaware limited liability company.
“Principal Company Agreement” shall mean, collectively, the limited liability company operating agreement and other organizational documents set forth on Schedule XI attached hereto.
“Property” shall have the meaning set forth in the recitals to this Agreement.
“Provided Information” shall mean any and all financial and other information provided at any time prepared by, or on behalf of, Borrower, Mortgage Borrower, Junior Mezzanine Borrower, Principal, Operating Company, Leasehold Pledgor, Junior Mezzanine Pledgor, Guarantor and/or Manager.

“Qualified Franchise Agreement” shall mean, collectively, (a) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement (including any PIP in connection therewith) shall be reasonably acceptable to Lender, Mortgage Lender and Junior Mezzanine Lender in form and substance; provided, that, Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation with respect to such franchise, trademark and license agreement, and (b) a “comfort letter” from such Qualified Franchisor in form and substance reasonably satisfactory to Lender.
“Qualified Franchisor” shall mean either (a) a franchisor set forth on Schedule VIII hereto that is operating under one of its permitted “flags” listed alongside said franchisor on Schedule VIII hereto; or (b) a reputable and experienced franchisor (which may be an Affiliate of Borrower) possessing experience in flagging hotel properties similar in size, scope, use and value as the Property that is reasonably acceptable to Lender, provided, that, with respect to clause (b), (i) if required by Lender, Borrower shall have obtained a Rating Agency Confirmation with respect to the licensing of the Property by such Person and (ii) if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion.
“Qualified Manager” shall mean either (a) Manager or an Affiliate of Manager; (b) an Affiliate of a Qualified Franchisor set forth on Schedule VIII hereto that is operating under one of its permitted “flags” listed alongside said franchisor on Schedule VIII hereto; or (c) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property that is reasonably acceptable to Lender, provided, as to clause (a) (in the case of an Affiliate of Manager) and clause (c) that (i) if required by Lender, Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such Manager and its management of the Property and (ii) if such Person is an Affiliate of Borrower, an Additional Insolvency Opinion.
“Qualified Operator” shall mean either (a) Operating Company or an Affiliate of Operating Company, or (b) in the reasonable judgment of Lender, a reputable operator possessing appropriate licenses in operating hotel properties similar in size, scope, use and value as the Property; provided, as to clause (a) (in the case of an Affiliate of Operating Company) and clause (b) that Borrower shall have obtained with respect to an entity set forth above, prior written confirmation from the applicable Rating Agencies that the operation of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.
“Qualified Prime Transfer” shall mean a transfer and/or contribution of 100% of the equity interests in Junior Mezzanine Borrower to AHPLP and 100% of the equity interests in Junior Mezzanine Pledgor to Ashford Prime TRS Corporation, so long as at the time of such transfer and/or contribution (a) AHP is a real estate investment trust that is publicly traded on the New York Stock Exchange or other nationally recognized stock exchange, (b) AHP is externally managed by AHLP or Ashford Hospitality Advisors LLC pursuant to an advisory agreement in substantially the form attached as an exhibit to that certain Form 10 filing made by AHP under Registration No. 001-35972, as amended (the “Form 10”), (c) Borrower shall have obtained an Additional Insolvency Opinion, (d) Borrower or AHP shall have delivered to Lender such financial statements and other financial information as may be reasonably requested by Lender, which financial statements and other financial information shall be certified by Borrower or AHP as true, complete and correct, evidencing that, (i) if AHLP is to be released from liability under the Guaranty and the Environmental Indemnity and, to the extent applicable, any Completion Guaranty, arising from and after the date of the Qualified Prime Transfer, AHP has, as reasonably determined by Lender, a minimum net worth of at least 75% of the net worth shown on the Form 10, (ii) AHPLP has, as day-1 owned assets, the hotels identified on the Form 10 and set forth on Schedule VI hereof, all of which are currently operated under the brands identified on the Form 10, and AHPLP shall have the option to purchase the asset listed on the Form 10 known as “Crystal Gateway Marriott”, as well as the right of first offer assets listed on the Form 10 and set forth on Schedule VI hereof; provided, however, to the extent AHPLP prior to the Qualified Prime Transfer shall sell any of the aforementioned assets, the net proceeds from such sale shall not have been distributed by AHPLP, and (f) in accordance with the terms of Section 5.2.10(f) hereof, if (i) AHLP is to be released from all obligations under the Guaranty and Environmental Indemnity and, to the extent applicable, any Completion Guaranty, arising from and after the date of the Qualified Prime Transfer, AHPLP shall have joined in the Guaranty and Environmental Indemnity or executed a replacement guaranty or guaranties, as applicable, and an environmental indemnity agreement, in all instances, reasonably satisfactory to Lender, or (ii) AHLP is not released from all obligations under the Guaranty and Environmental Indemnity and, to the extent applicable, any Completion Guaranty, arising from and after the date of the Qualified Prime Transfer, AHLP and AHPLP shall have joined in the Guaranty and Environmental Indemnity or executed, jointly and severally, a replacement guaranty or guaranties, as applicable, and an environmental indemnity agreement, in all instances, reasonably satisfactory to Lender.
“Rating Agencies” shall mean each of S&P, Moody’s, Fitch and Morningstar or any other nationally recognized statistical rating agency, which has assigned a rating to the Securities.
“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Approved Rating Agencies that the credit rating of the Securities given by such Approved Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Approved Rating Agency’s sole and absolute discretion. In the event that, at any given time, no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation and Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation shall be deemed instead to require the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.
“Related Entities” shall have the meaning set forth in Section 5.2.10(e) hereof.
“Release” of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Release Casualty/Condemnation” shall have the meaning set forth in the Mortgage Loan Agreement.
“Remediation” includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any of the foregoing actions.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.
“Remington Manager” shall mean Remington Lodging & Hospitality, LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Rents” shall have the meaning set forth in the Mortgage Loan Agreement.
“Replacement Cash Management Account” shall have the meaning set forth in Section 2.6.4 hereof.
“Replacement Cash Management Agreement” shall have the meaning set forth in Section 2.6.4 hereof.
“Replacement Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements from an Acceptable Counterparty having the same terms in all material respects to the Senior Mezzanine Interest Rate Cap Agreement, except that the same shall be effective as of the date required in Section 2.2.7; provided, that, to the extent any such interest rate protection agreements do not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate protection agreements approved in writing by Lender and, if required by Lender, the Approved Rating Agencies with respect thereto.
“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender, Mortgage Lender and Junior Mezzanine Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such management agreement and (b) a subordination of management agreement substantially in the form as the Subordination of Management Agreement executed and delivered to Lender in connection with the Loan by (I) the Manager being replaced or (II)  otherwise in form and substance reasonably acceptable to Lender, executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.
“Replacement Operating Lease” shall mean, collectively, either (i) an operating lease with a Qualified Operator substantially in the same form and substance as the Operating Lease that is being terminated, subject to adjustment of Operating Rent solely to the extent required by the Code, (ii) an operating lease with an Affiliate of Borrower if permitted under this Agreement upon terms substantially similar to the existing Operating Lease, except that the Operating Rent may be modified solely to the extent necessary to enable AHT to qualify, or continue to qualify, as applicable, as a REIT (as defined in the Operating Lease as of the Closing Date), which Mortgage Borrower and Operating Company intend to satisfy by reference to a transfer pricing report prepared by a “Big 4” accounting firm; provided, however, in addition, any such Affiliate shall provide replacement security and subordination (including, without limitation, granting a mortgage) as is reasonably acceptable to Lender, or (iii) an operating lease with a Qualified Operator, which operating lease shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (iii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such operating agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof.
“Replacement Reserve Fund” shall have the meaning set forth in the Mortgage Loan Agreement.
“Replacement Reserve Monthly Deposit” shall have the meaning set forth in the Mortgage Loan Agreement.
“Required Cash Sweep Cure Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.
“Required Extension Debt Yield” shall mean a Debt Yield, as determined by Lender based upon the trailing twelve (12) month period ending on the last day of the second (2nd) calendar month immediately preceding the calendar month in which the date of determination occurs, equal to or exceeding nine percent (9.00%).
“Required Repairs” shall have the meaning set forth in the Mortgage Loan Agreement.
“Reserve Funds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Restricted Party” shall mean collectively, (a) Pledgor, Mortgage Borrower, Principal, Operating Company, Junior Mezzanine Borrower, Junior Mezzanine Pledgor, Leasehold Pledgor and Guarantor and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Mortgage Borrower, Principal, Operating Company, Junior Mezzanine Borrower, Junior Mezzanine Pledgor, Leasehold Pledgor, Guarantor or any non-member manager but, with respect to this clause (b), excluding any shareholders or owners of stock or equity interest in AHT (and following a Qualified Prime Transfer, AHP) or that are otherwise publicly traded or convertible into publicly traded stock or equity interests on any nationally or internationally recognized stock exchange that are not Affiliates of Borrower, Mortgage Borrower, Principal, Operating Company, Junior Mezzanine Borrower, Junior Mezzanine Pledgor, Leasehold Pledgor or Guarantor.

“S&P” shall mean Standard & Poor’s Ratings Services.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“Second Extended Date” shall mean, following an exercise by Borrower of the second Extension Option described in Section 2.3.3(b) hereof, September 9, 2017, or such other date after the First Extended Date but prior to September 9, 2017, on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Section 2.7 Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Securities” shall have the meaning set forth in Section 9.1 hereof.
“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.
“Securitization” shall have the meaning set forth in Section 9.1 hereof.
“Senior Mezzanine Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto) acceptable to Lender, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.2.7 hereof. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Senior Mezzanine Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement shall be subject to all requirements applicable to the Senior Mezzanine Interest Rate Cap Agreement.
“Servicer” shall have the meaning set forth in Section 9.5 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.
“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received prior consent to do otherwise from Lender or a permitted administrative agent thereof, and, while the Loan is securitized, a Rating Agency Confirmation from each of the Approved Rating Agencies, and an Additional Insolvency Opinion, in each case:
(i)    is and shall be organized solely for the purpose of (A) in the case of Mortgage Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Mortgage Loan Documents with Mortgage Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (B) in the case of Principal, acting as a general partner of Borrower or as member of Borrower, as applicable and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (C) in the case of Operating Company, leasing the Property pursuant to the Operating Lease and managing and operating the Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (D) in the case of Pledgor, owning its interest in the Pledged Company Interests, entering into and performing its obligations under the Loan Documents with Lender, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)    has not engaged and shall not engage in any business unrelated to the activities set forth in paragraph (i) of this definition;
(iii)    has not owned and shall not own, directly or indirectly, any real property other than, (A) in the case of Mortgage Borrower, the Property, (B) in the case of Borrower and Principal, the Property owned by Mortgage Borrower, (C) in the case of Operating Company, its leasehold interests in the Property, and (D) in the case of Leasehold Pledgor, the Property leased by Operating Company;
(iv)    does not have, shall not have and at no time had any assets other than (A) in the case of Mortgage Borrower, the Property and personal property necessary or incidental to its ownership and operation of the Property, (B) in the case of Principal, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property and personal property necessary or incidental to its ownership of such interests, (C) in the case of Operating Company, its leasehold interests in the Property and personal property necessary or incidental to its ownership of such interests, (D) in the case of Pledgor, the Pledged Company Interests, cash, cash equivalents and accounts receivable, and other personal property necessary or incidental to its ownership of the Pledged Company Interests;
(v)    has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, or (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or (C) in the case of Principal, any transfer of its partnership or membership interests in Mortgage Borrower, except as permitted by the Loan Documents;
(vi)    shall not hereafter cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;
(vii)    if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) has two (2) Independent Directors, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5%;
(viii)    if such entity is a corporation, has and shall have at least two (2) Independent Directors, and shall not cause or permit the board of directors of such entity to take any voluntary Bankruptcy Action either with respect to itself or, if the corporation is the Principal, with respect to Mortgage Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote and shall have voted in favor of such action;
(ix)    if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation or a Delaware single-member limited liability company, that has at least two (2) Independent Directors and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company;
(x)    if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least two (2) Independent Directors serving as managers of such company, (C) shall not take any action requiring the unanimous affirmative vote of the managing member and the Independent Directors and shall not cause or permit the members or managers of such entity to take any voluntary Bankruptcy Action, either with respect to itself or, if the company is the Principal, with respect to Mortgage Borrower, in each case unless two (2) Independent Directors then serving as managers of the company shall have participated consented in writing to such action, and (D) has and shall have two (2) natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;
(xi)    has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability company agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) hereafter amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of two (2) Independent Directors of itself or the consent of the Principal that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property (other than at the written request of or with the prior written consent of Lender); (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;
(xii)    has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(xiii)    has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;
(xiv)    has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;
(xv)    has maintained and shall maintain its own records, books, resolutions and agreements;
(xvi)    (A) has not commingled and shall not hereafter commingle its funds or assets with those of any other Person, and (B) has not participated and shall not hereafter participate in any cash management system with any other Person other than, in the case of Borrower, each other Mezzanine Party, Mortgage Borrower and Operating Company and as required by the Loan Documents;
(xvii)    has held and shall hold its assets in its own name;
(xviii)    has conducted and shall conduct its business in its name or in a name franchised or licensed to it by Franchisor or Manager or another entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such principal;
(xix)    (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates, in each case except where financial statement consolidation is or was required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity;
(xx)    has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;
(xxi)    has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;
(xxii)    has not incurred any Indebtedness other than (A) in the case of Mortgage Borrower and Principal, in its capacity as general partner of Mortgage Borrower, (i) acquisition financing and refinancing with respect to the Property that have been repaid in full; construction financing with respect to the Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings; Indebtedness in respect of guaranties and indemnities (if any) provided by Borrower to or in support of Operating Company under the Operating Lease, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing or leasing of equipment and other personal property in the ordinary course of business used on the Property; (B) in the case of Operating Company, Indebtedness incurred in the ordinary course of business as a tenant with respect to the Property, and (C) in the case of Pledgor, the Loan.
(xxiii)    shall hereafter have no Indebtedness other than (A) in the case of Mortgage Borrower, and Principal, in its capacity as general partner of Mortgage Borrower, (i) in the case of Mortgage Borrower, (x) the Mortgage Loan, and (y) Indebtedness in respect of guaranties and indemnities (if any) provided by Mortgage Borrower to or in support of Operating Company under the Operating Lease, (ii) in the case of Principal, liabilities incurred in the ordinary course of business relating to the ownership and the routine administration of Mortgage Borrower, and (iii) such other liabilities that are permitted pursuant to this Agreement; and (B) in the case of Operating Company, Indebtedness incurred (i) in the ordinary course of business as a tenant with respect to the Property, in amounts not to exceed four percent (4%) of the aggregate original principal amount of the Loan, the Mortgage Loan and Junior Mezzanine Loan, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due unless contested in good faith in accordance with the terms and conditions of the Loan Documents and the Mortgage Loan Documents, and which amounts are normal and reasonable under the circumstances, and (ii) the financing or leasing of equipment and other personal property in the ordinary course of business used on the Property; and (C) in the case of Pledgor, the Loan;
(xxiv)    has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets to secure the obligations of any other Person, in each case except (i) as permitted pursuant to this Agreement and the Mortgage Loan Agreement with respect to Mortgage Borrower, (ii)  with respect to Principal’s liability for the obligations of Mortgage Borrower; (iii) liabilities under guaranties or indemnities given by Mortgage Borrower to or in support of Operating Company under the Operating Lease, and (iv) except as permitted pursuant to this Agreement with respect to Leasehold Pledgor’s securing the obligations of Borrower;
(xxv)    has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate, except as to (a) Pledgor, its partnership and membership interests (as applicable) in Principal, Operating Company and Mortgage Borrower and (b) Principal, its general partner interest in Mortgage Borrower;
(xxvi)    has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;
(xxvii)    has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(xxviii)    intentionally omitted;
(xxix)    has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person;
(xxx)    has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xxxi)    has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxii)    has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;
(xxxiii)    other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;
(xxxiv)    has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt to the fullest extent permitted by law, and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;
(xxxv)    intentionally omitted;
(xxxvi)     has not had and shall not have any of its obligations guaranteed by any Affiliate except (A) as to Pledgor, as provided by the Loan Documents with respect to the Guaranty and the Environmental Indemnity, (B) as to Mortgage Borrower, as provided by the Mortgage Loan Documents with respect to the Mortgage Loan Guaranty and the Mortgage Environmental Indemnity, (C) guaranties and indemnities delivered in connection with prior financings that have been repaid in full, (D) with respect to guaranties and indemnities (if any) provided by Mortgage Borrower to or in support of Operating Company under the Operating Lease and (D) as to Pledgor, as provided in the Pledge Agreement;
(xxxvii)    has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except (a) Principal may acquire and hold its interest in Mortgage Borrower and (b) for Pledgor’s ownership of its interests in the Pledged Company Interests;
(xxxviii)    has complied and shall comply with all of the terms and provisions contained in its organizational documents;
(xxxix)    has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion or, if applicable, any Additional Insolvency Opinion are true; and
(xl)    has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts except for Manager (if Manager is an Affiliated Manager) in its capacity as agent of Mortgage Borrower or Operating Company.
“Spread” shall mean (a) prior to the Second Extended Date, 6.50%, and (b) from and after the Second Extended Date, 6.75%.

“Spread Maintenance End Date” shall mean the Payment Date occurring in September, 2014.
“Spread Maintenance Payment” shall mean, with respect to any repayment of all or a portion of the outstanding principal amount of the Loan prior to the Spread Maintenance End Date, a payment to Lender in an amount equal to the sum of the present values of each future installment of interest that would be payable under the Loan on the amount prepaid from the date of such prepayment through and including the Spread Maintenance End Date, assuming an interest rate equal to the difference between (i) the Floating Interest Rate in effect as of the date of such prepayment and (ii) LIBOR in effect as of the date of such prepayment, such future installments of interest to be discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the Spread Maintenance End Date.
“Submerged Land Lease” shall mean, that certain Sovereignty Submerged Lands Lease- Modification to Reflect Change in Ownership, effective as of May 14, 2013, between the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida, as lessor, and Mortgage Borrower, as lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time subject to the terms of this Agreement, the Mortgage Loan Agreement and the Junior Mezzanine Loan Agreement.
“State” shall mean the State or Commonwealth in which the Property and the tangible Collateral or any part thereof is located.
“Strike Price” shall mean (a) one and eighty-one hundredths percent (1.80%) up to, but excluding, the First Extended Date, and (b) commencing on the First Extended Date, the greater of (i) one and eighty-one hundredths percent (1.80%) and (ii) the annual rate (expressed as a percentage) which, when added to the applicable Spread, would result in the Debt Service Coverage Ratio, determined as of the date of the exercise of such Extension Option, based upon the trailing twelve (12) month period immediately preceding such date of determination being equal to or exceeding 1.15:1.00.
“Subordination of Management Agreement” shall mean (a) that certain Subordination of Management Agreement and Management Fees, dated as of the date hereof, among Lender, Borrower, Mortgage Borrower, Operating Company and Remington Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (b) each subordination of management agreement and subordination of management fees required to be delivered by Borrower to Lender in connection with a Replacement Management Agreement.
“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Tenant” means the lessee of all or a portion of the Property under a Lease.
“Third Extended Date” shall mean, following an exercise by Borrower of the third Extension Option described in Section 2.3.3(b) hereof, September 9, 2018, or such other date after the Second Extended Date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Threshold Amount” shall mean Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00).
“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.
“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“Transferee” shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.
“Transferee’s Principals” shall mean collectively, (A) Transferee’s managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which perfection of a security interest in the Collateral is made.
“UCC Financing Statements” shall mean the UCC financing statement(s) executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.
“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy in the form acceptable to Lender issued with respect to the Collateral and insuring the lien of the Pledge Agreement encumbering the Collateral.
“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels as adopted by the American Hotel and Motel Association.
“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.7(e).
Section 1.2    Principles of Construction.
(a)    All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
(b)    Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower shall cause Mortgage Borrower to cause Operating Company to act or to refrain from acting in any manner, (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Operating Company or the Operating Lease, or (iii) other phrases of similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower (A) shall cause Pledgor to cause Operating Company so to act or refrain from acting and (B) shall cause Mortgage Borrower to undertake to enforce Operating Company’s obligations under the Operating Lease.
(c)    Lender acknowledges and agrees that certain of the “Property” set forth in the Granting Clause of the Mortgage is owned by Mortgage Borrower and certain of the “Property” set forth in the Granting Clause of the Mortgage is owned by Operating Company. Any representation, warranty or covenant or other provision contained in the Loan Documents concerning ownership of any such “Property”, title thereto or the Liens and securities interests granted therein, shall mean, as the context may require, the “Property” that is owned by Mortgage Borrower and the “Property” that is owned by Operating Company, and the Liens created by the Mortgage in the “Property” owned by Mortgage Borrower and the Liens created by the Mortgage in the “Property” owned by Operating Company.
(d)    With respect to references to the Mortgage Loan Documents (including, without limitation, terms defined by cross-reference to the Mortgage Loan Documents), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including, without limitation, any such definitions) for the purposes of this Agreement unless Lender expressly agrees in writing that such references or definitions, as appearing, incorporated into or used in this Agreement, have been revised.
(e)    Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.
(f)    To the extent that any terms, provisions or definitions of any Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date, unless Lender expressly agrees that such term, provision or definition as appearing, incorporated into, or used in this Agreement have been revised.
(g)    The words “Borrower shall cause”, or “Borrower shall not permit”, “Borrower shall cause Operating Company to” or “Borrower shall not permit Operating Company to” (or words of similar meaning) shall mean “Borrower shall cause Mortgage Borrower to” or “Borrower shall not permit Mortgage Borrower to” or “Borrower shall cause Mortgage Borrower to cause Operating Company to” or “Borrower shall not permit Mortgage Borrower to permit Operating Company to”, as the case may be, to so act or not to so act, as applicable.
ARTICLE II    – GENERAL TERMS
Section 2.1    Loan Commitment; Disbursement to Borrower.
2.1.2    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
2.1.3    Single Disbursement to Borrower. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.4    The Note, Pledge Agreement and Loan Documents. The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.
2.1.5    Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) make an equity contribution to Mortgage Borrower in order to cause Mortgage Borrower to use such amounts for any use permitted to Section 2.1.4 of the Mortgage Loan Agreement, (b) repay and discharge any existing loans relating to the Property and/or the Collateral, (c)  pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and (d) distribute the balance, if any, to Junior Mezzanine Borrower.
Section 2.2    Interest Rate.

2.2.1    Interest Rate. Subject to the provisions of this Section 2.2, interest on the outstanding principal balance of the Loan shall accrue from (and include) the Closing Date through the end of the last Interest Period at the Floating Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on the Loan for the related Interest Period.
2.2.2    Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.
2.2.3    Determination of Interest Rate. 1.%2.%3.%4. Subject to the terms and conditions of this Section 2.2.3, the Loan shall bear interest at the Floating Interest Rate. The Floating Interest Rate applicable to an Interest Period shall be determined by Lender as set forth herein; provided, however, that LIBOR for the Interest Period commencing on the Closing Date through and including September 14, 2013 shall be 0.1820%.
(a)    In the event that Lender shall have reasonably determined that by reason of circumstances affecting the interbank Eurodollar market LIBOR cannot be determined as provided in the definition of LIBOR as set forth herein, then Lender shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Prime Rate Loan bearing interest based on the Prime Rate in effect on the related Determination Date.
(b)    If, pursuant to the terms of Section 2.2.3(b) above, the Loan has been converted to a Prime Rate Loan but thereafter LIBOR can again be determined as provided in the definition of LIBOR as set forth herein, Lender shall give notice thereof to Borrower and convert the Prime Rate Loan back to a Floating Interest Rate Loan by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), one (1) Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Floating Interest Rate Loan bearing interest based on LIBOR in effect on the related Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a Floating Interest Rate Loan to a Prime Rate Loan.
(c)    Intentionally omitted.
(d)    If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Floating Interest Rate Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a Floating Interest Rate Loan or to convert a Prime Rate Loan to a Floating Interest Rate Loan shall be canceled forthwith and (ii) any outstanding Floating Interest Rate Loan shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Floating Interest Rate Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
(e)    In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i)    shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;
(ii)    shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;
(iii)    shall hereafter subject Lender to any Section 2.7 Taxes (other than (A) Indemnified Taxes, (B) Section 2.7 Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iv)    shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts attributable to or otherwise arising in respect of, the Loan necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this subsection (f), Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Subject to Section 2.7 hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.
(f)    Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Floating Interest Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Floating Interest Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Floating Interest Rate Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Floating Interest Rate Loan hereunder and (iii) the conversion pursuant to the terms hereof of the Floating Interest Rate Loan to the Prime Rate Loan on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Floating Interest Rate Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations (other than contingent obligations) of Borrower under this Agreement and the other Loan Documents.
2.2.4    Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Floating Interest Rate Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Floating Interest Rate Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any economic respect or other material respect to Lender (including the effect on any Securitization) as determined by Lender in its reasonable discretion.
2.2.5    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.6    Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
2.2.7    Interest Rate Cap Agreement. 2.%2.%3.%4. Prior to or contemporaneously with the Closing Date, Borrower shall enter into a Senior Mezzanine Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Senior Mezzanine Interest Rate Cap Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Cash Management Account any amounts due Borrower under such Senior Mezzanine Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Collateral is transferred by judicial or non‑judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan and (v) shall at all times have a notional amount equal to or greater than the principal balance of the Loan and shall at all times provide for the applicable Strike Price. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest to receive any and all payments under the Senior Mezzanine Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Senior Mezzanine Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account) and shall notify the Acceptable Counterparty of such assignment.
(a)    Borrower shall comply with all of its obligations under the terms and provisions of the Senior Mezzanine Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Senior Mezzanine Interest Rate Cap Agreement to Borrower or Lender shall be deposited promptly (but, in the case of Borrower, in no event later than one (1) Business Day after receipt) into the Cash Management Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Senior Mezzanine Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.
(b)    In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty by any Approved Rating Agency, Borrower shall replace the Senior Mezzanine Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.
(c)    In the event that Borrower fails to purchase and deliver to Lender the Senior Mezzanine Interest Rate Cap Agreement or fails to maintain the Senior Mezzanine Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Senior Mezzanine Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Senior Mezzanine Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(d)    In connection with the Senior Mezzanine Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender (a) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Senior Mezzanine Interest Rate Cap Agreement acceptable to Lender, and (b) an opinion from counsel (which counsel may be in‑house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:
(i)    the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Senior Mezzanine Interest Rate Cap Agreement;
(ii)    the execution and delivery of the Senior Mezzanine Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by‑laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;
(iii)    all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Senior Mezzanine Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and
(iv)    the Senior Mezzanine Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 2.3    Loan Payment.
2.3.1    Monthly Debt Service Payments. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including September 14, 2013, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (b) on each Payment Date commencing on the Payment Date occurring in October, 2013 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to interest due for the related Interest

Period at the Floating Interest Rate or Prime Rate plus the Prime Rate Spread, as applicable, for such related Interest Period and then to the principal amount of the Loan due in accordance with this Agreement, and lastly, to any other amounts due and unpaid pursuant to the Loan Documents hereto.
2.3.2    Payments Generally. The first Interest Period hereunder shall commence on and include the Closing Date and shall end on and include September 14, 2013. Thereafter during the term of the Loan, each Interest Period shall commence on the fifteenth (15th) day of the calendar month preceding the calendar month in which the related Payment Date occurs and shall end on and include the fourteenth (14th) day of the calendar month in which the related Payment Date occurs. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the last day of the related Interest Period. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.
2.3.3    Payment on Maturity Date. 3.%2.%3.%4. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.
(a)    Borrower will have three (3) options to extend the Maturity Date of the Loan for consecutive one (1) year periods (each, an “Extension Option”). In order to exercise the first such extension right, Borrower shall deliver to Lender written notice of such extension on or before the Payment Date occurring in June, 2015, and, upon giving of such notice of extension, and subject to the satisfaction of each of the conditions set forth below in this Section 2.3.3(b) on or before the applicable date specified below, the Initial Maturity Date as theretofore in effect will be extended to the First Extended Date. In order to exercise the second such extension right, Borrower shall deliver to Lender written notice of such extension on or before the Payment Date occurring in June, 2016 and, upon the giving of such notice of extension, and subject to the satisfaction of each of the conditions set forth below in this Section 2.3.3(b) on or before the applicable date specified below, the Maturity Date as theretofore in effect will be extended to the Second Extended Date. In order to exercise the third such extension right, Borrower shall deliver to Lender written notice of such extension on or before the Payment Date occurring in June, 2017 and, upon the giving of such notice of extension, and subject to the satisfaction of each of the conditions set forth below in this Section 2.3.3(b) on or before the applicable date specified below, the Maturity Date as theretofore in effect will be extended to the Third Extended Date. The Maturity Date shall be extended pursuant to Borrower’s notices as aforesaid, provided that in each case the following conditions are satisfied: (i) no Event of Default shall be in existence either on the date of Borrower’s notice or on the then‑current Maturity Date, (ii) on or prior to the applicable Maturity Date, Borrower shall enter into an interest rate protection agreement (or extend the then existing Senior Mezzanine Interest Rate Cap Agreement) through the term of the applicable extension under the same terms and conditions of the initial Senior Mezzanine Interest Rate Cap Agreement (provided that the LIBOR strike price thereunder shall be the then-applicable Strike Price) entered into in connection with the Loan and shall provide with respect to any new Senior Mezzanine Interest Rate Cap Agreement an assignment of interest rate cap agreement with respect thereto in the form of the Assignment of Interest Rate Cap Agreement, together with an opinion of counsel to the counterparty with respect thereto (together with an opinion of counsel to Borrower solely with respect to the enforceability thereof against Borrower), each reasonably acceptable to Lender, (iii) with respect to the third extension only, the Debt Yield as determined by Lender based upon each trailing twelve (12) month period ending on the last day of the second (2nd) calendar month immediately preceding the calendar month in which the then‑current Maturity Date occurs (as calculated after taking into account any Extension Prepayment made by Borrower pursuant to Section 2.4.5 hereof) shall equal or exceed the applicable Required Extension Debt Yield, (iv) in the event that any portion of the Mortgage Loan Debt (other than contingent obligations) is then outstanding, Mortgage Borrower shall have exercised and complied with all conditions to the applicable Extension Option (as respectively defined in the Mortgage Loan Agreement) in accordance with the Mortgage Loan Agreement, and (v) in the event that any portion of the Junior Mezzanine Loan Debt (other than contingent obligations) is then outstanding, Junior Mezzanine Borrower shall have exercised and complied with all conditions to the applicable Extension Option (as respectively defined in the Junior Mezzanine Loan Agreement) in accordance with the Junior Mezzanine Loan Agreement.
2.3.4    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (excluding the outstanding principal balance due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.
2.3.5    Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
Section 2.4    Prepayments.
2.4.1    Voluntary Prepayments. 4.%2.%3.%4. Except as otherwise provided in Section 2.4.2 hereof, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Prepayment Release Date.
(g)    On and after the Prepayment Release Date, Borrower may prepay the Loan in whole or in part, provided in each case that (i) no Event of Default exists; (ii) Borrower gives Lender not less than thirty (30) days’ and not more than sixty (60) Business Days’ prior written notice of the amount of the Loan that Borrower intends to prepay; (iii) no prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Determination Date in such calendar month; and (iv) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (A) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date; (B) all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment; and (C) if such prepayment is made prior to the Spread Maintenance End Date, the applicable Spread Maintenance Payment. If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.1(b), the amount designated for prepayment and all other sums required under this Section 2.4.1(b) shall be due and payable on the proposed prepayment date unless such prepayment is revoked or modified by Borrower upon two (2) Business Days’ prior written notice to Lender, provided that Borrower shall pay all of Lender’s reasonable costs and expenses incurred in connection with such revocation or modification.
(h)    Concurrently with any voluntary prepayment made by Mortgage Borrower pursuant to Section 2.4.1 of the Mortgage Loan Agreement, Section 2.4.5 of the Mortgage Loan Agreement or Section 2.4.6(a) of the Mortgage Loan Agreement, as the case may be, Borrower shall make a prepayment of the Loan in an amount determined by multiplying the outstanding principal balance of the Loan times a fraction in which the portion of the Mortgage Loan prepaid pursuant to Section 2.4.1 of the Mortgage Loan Agreement is the numerator and the outstanding principal balance of the Mortgage Loan prior to such prepayment is the denominator.
2.4.2    Liquidation Events.
(a)    In the event of (i) any Casualty to all or any portion of the Property thereof, (ii) any Condemnation of all or any portion of the Property, (iii) a transfer of the Property in connection with realization thereon pursuant to the Mortgage Loan Documents following and during the continuance of a Mortgage Loan Event of Default, including without limitation, a foreclosure sale, (iv) a sale or refinancing of the Property in violation of the Transfer provisions in the Loan Documents or a refinancing of the Mortgage Loan in violation of the Transfer provisions in the Loan Documents, or (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be paid to Lender. Any Net Liquidation Proceeds After Debt Service paid to Lender pursuant to this Section 2.4.2, shall be applied by Lender as a prepayment of the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the end of the related Interest Period. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Prepayment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date. In the event that the Net Liquidation Proceeds After Debt Service are applied as a prepayment of Debt, the same shall be applied as follows: (A) prepay the outstanding principal balance of the Loan, (B) then to Junior Mezzanine Lender and the Junior Mezzanine  Loan. For the avoidance of doubt, Net Liquidation Proceeds After Debt Service relating to any Casualty or Condemnation shall not be required to be paid to Lender or delivered hereunder until after any restoration of the Property performed pursuant to and in accordance with the Mortgage Loan Documents has been completed. Other than following an Event of Default, no Spread Maintenance Payment shall be due in connection with any prepayment made pursuant to this Section 2.4.2.
(b)    Borrower shall promptly notify Lender of any Liquidation Event following Borrower obtaining knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale described in subclause (iv) of Section 2.4.2(a) above (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing described in subclause (iv) of Section 2.4.2(a) above, on the date on which a binding commitment for such refinancing has been entered into. The provisions of this Section 2.4.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement and the other Loan Documents.
2.4.3    Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any reserve accounts established under Article VII hereof), such tender or recovery shall (a) include interest at the Default Rate on the outstanding principal amount of the Loan through the last calendar day of the Interest Period within which such tender or recovery occurs and (b) be deemed a voluntary prepayment by Borrower (and if such tender or recovery occurs prior to the Prepayment Release Date, it shall be in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof) and shall in all instances include (i) an amount equal to the applicable Spread Maintenance Payment if such tender or recovery occurs prior to the Spread Maintenance End Date and (ii) all interest which would have accrued on the amount of the Loan to be paid through and including the Payment Date next occurring following the date of such prepayment.
2.4.4    Intentionally Omitted.
2.4.5    Extension Prepayment. Each prepayment by Borrower to be made pursuant to Section 2.4.1(c) hereof (an “Extension Prepayment”) in connection with a prepayment by Mortgage Borrower pursuant to Section 2.4.5 of the Mortgage Loan Agreement shall be conditioned on (a) all other conditions to such prepayment and extension set forth in Section 2.4.1(c) and Section 2.3.3(b), as applicable, being satisfied as of the Second Extended Date, and (b) Borrower paying Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (i) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment (after giving effect to the applicable extension), or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date; and (ii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment. If a notice of prepayment is given by Borrower to Lender pursuant to Section 2.4.1(c) and this Section 2.4.5, the amount designated for prepayment and all other sums required under this Section 2.4.5 shall be due and payable on the proposed prepayment date unless such prepayment is revoked or modified by Borrower upon two (2) Business Days’ prior written notice to Lender, provided that Borrower shall pay all of Lender’s reasonable costs and expenses incurred in connection with such revocation or modification.
2.4.6    Debt Yield Cure Actions.
(a)    Debt Yield Cure Payment. Each prepayment by Borrower to be made pursuant to Section 2.4.1(c) hereof in connection with a prepayment by Mortgage Borrower pursuant to Section 2.4.6 of the Mortgage Loan Agreement shall be conditioned on (A) such prepayment occurring on or after the Prepayment Release Date, (B)  no other Cash Sweep Event is then continuing, (C)  all other conditions to such prepayment set forth in Section 2.4.1(b), being satisfied on or prior to the date of such prepayment, and (D) in each case, Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (I) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date; (II) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment; and (III) if such prepayment is made prior to the Spread Maintenance End Date, any applicable Spread Maintenance Payment. If a notice of prepayment is given by Borrower to Lender pursuant to Section 2.4.1(c) and this Section 2.4.6(a), the amount designated for prepayment and all other sums required under this Section 2.4.6(a) shall be due and payable on the proposed prepayment date unless such prepayment is revoked or modified by Borrower upon two (2) Business Days’ prior written notice to Lender, provided that Borrower shall pay all of Lender’s costs and expenses incurred in connection with such revocation or modification.
(b)    Debt Yield Cure Fund and Debt Yield Cure LOC. So long as no Cash Sweep Period then exists (except in the event that the Cash Sweep Period has been cured by a Debt Yield Cure Action), Lender shall promptly deliver to Borrower (i) any amounts on deposit in the Debt Yield Cure Fund (as defined in the Mortgage Loan Agreement) and thereafter received by Lender in accordance with Section 2.4.6(a) of the Mortgage Loan Agreement and (ii) any Debt Yield LOC (as defined in the Mortgage Loan Agreement) previously delivered by Mortgage Borrower to Mortgage Lender pursuant to Section 2.4.6(c) of the Mortgage Loan Agreement and thereafter received by Lender in accordance with Section 2.5 of the Mortgage Loan Agreement.
Section 2.5    Release of the Collateral. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien on any Collateral.

2.5.1    Release of all Collateral Upon Payment in Full. 5.%2.%3.%4. Lender shall, upon written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note, this Agreement and the other Loan Documents, release the Lien of the Pledge Agreement and any other Loan Document on the Collateral, and Lender shall remit (or cause to be remitted) or relinquish (or cause to be relinquished) any Letters of Credit theretofore delivered to Lender in connection with the Loan and not previously returned by Lender (i) if any portion of the Junior Mezzanine Loan Debt (other than any contingent liabilities under the Junior Mezzanine Loan Documents) is then outstanding, to Junior Mezzanine Lender to hold upon the same terms and conditions set forth herein with respect to such Letter of Credit, or (ii) if no portion of the Junior Mezzanine Loan Debt (other than any contingent liabilities under the Junior Mezzanine Loan Documents) is then outstanding, to Borrower.
(b)    In connection with the release of the Lien of the Pledge Agreement, any other Loan Documents and all other Collateral, Borrower shall submit to Lender, not less than thirty (30) days prior to the Payment Date on which Borrower intends to prepay the Loan in full, a release of Lien (and related Loan Documents) for the Collateral for execution by Lender, together with a release of Borrower from the Obligations (other than those, if any, expressly stated to survive). Such release shall be in a form appropriate in the required jurisdiction and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.
2.5.2    Intentionally Omitted.
Section 2.6    Lockbox Account/Cash Management.
2.6.1    Lockbox Account. 6.%2.%3.%4. During the term of the Loan, Borrower shall cause Mortgage Borrower or Operating Company to cause Manager (if Manager is an Affiliated Manager) to establish and maintain one or more accounts (individually and/or collectively as the context may require, the “Lockbox Account”) with Lockbox Bank in trust for the benefit of Mortgage Lender, which Lockbox Account shall be under the sole dominion and control of Mortgage Lender. The Lockbox Account shall be titled with the name of Operating Company “as mortgagor and JPMorgan Chase Bank, National Association and its successors and assigns, as mortgagee, pursuant to security instruments dated as of September, 2013 – Lockbox Account”. Mortgage Lender and its servicer shall have the sole right to authorize withdrawals (whether by Mortgage Borrower, Operating Company, Manager or any other Person, in accordance with instructions given by Mortgage Lender to Lockbox Bank pursuant to the Lockbox Agreement) from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Mortgage Borrower or Operating Company.
(a)    If the Property is managed by an Affiliated Manager, Borrower shall, and shall cause Mortgage Borrower to, and to cause Operating Company and each such Affiliated

Manager to, deposit into the Lockbox Account within one (1) Business Day after receipt thereof all amounts received by Mortgage Borrower, Operating Company or Manager constituting Rents.
(b)    If the Property is managed by an Affiliated Manager, so long as (i) no Mortgage Loan Default has occurred and is continuing, or (ii) no Cash Sweep Event that has been caused by the occurrence of any Bankruptcy Action of Manager has occurred, Lender hereby irrevocably authorizes Manager to withdraw funds from the Lockbox Account to pay Operating Expenses and other amounts payable to Manager under the Management Agreement. Manager will transfer on a monthly basis to the Cash Management Account any Rents remaining after giving effect to such withdrawals. Pursuant to the Operating Lease, Operating Rent then due and payable from Operating Company to Mortgage Borrower pursuant to the Operating Lease shall be deemed to be paid pursuant to transfers of funds made pursuant to this Section 2.6.1(c). Upon the occurrence and during the continuance of an Event of Default or a Cash Sweep Event that has been caused by the occurrence of any Bankruptcy Action of Manager, all amounts that are on deposit in the Lockbox Account shall be transferred to the Cash Management Account pursuant to the Lockbox Agreement in immediately available funds by federal wire transfer on the first (1st) Business Day of each calendar week.
(c)    Intentionally Omitted.
(d)    Funds on deposit in the Lockbox Account shall be the sole property of Operating Company, and shall not be commingled with other monies held by Operating Company, Manager (if Manager is an Affiliated Manager) or Lockbox Bank unrelated to the Property.
(e)    Neither Mortgage Borrower nor Operating Company shall further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto.
2.6.2    Cash Management Account. Mortgage Borrower shall maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Mortgage Lender, which Cash Management Account shall be under the sole dominion and control of Mortgage Lender. Borrower will not cause or permit Mortgage Borrower in any way to alter or modify the Cash Management Account and will notify Lender of the account number thereof. Mortgage Lender and its servicer shall have the sole right to make withdrawals from the Cash Management Account pursuant to the Cash Management Agreement and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Mortgage Borrower.
2.6.3    Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into any Mezzanine Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are available to be paid to Lender in accordance with the Cash Management Agreement to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
2.6.4    Replacement Clearing Account Agreement and Cash Management Agreement. If Mortgage Borrower is no longer required to maintain the Lockbox Account or the Cash Management Account in accordance with the Mortgage Loan Documents, Borrower shall establish a lockbox account or cash management account (the “Replacement Cash Management Account”) and cash management system (as applicable) with Lender pursuant to a replacement lockbox account agreement or cash management agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Replacement Cash Management Agreement”) (as applicable) in a form reasonably acceptable to Lender, which replacement lockbox account agreement or Replacement Cash Management Agreement shall be substantially the same as the Lockbox Agreement or Cash Management Agreement (as applicable). If Borrower shall be required to make a deposit into any Mezzanine Reserve Funds hereunder, Borrower shall establish a Replacement Cash Management Account and related replacement cash management system with Lender pursuant to a Replacement Cash Management Agreement, which Replacement Cash Management Agreement shall be substantially the same as the Cash Management Agreement.
2.6.5    Distributions to Borrower. All disbursements of funds on deposit in the Cash Management Account or Replacement Cash Management Account, as the case may be, to Lender or otherwise to or for the benefit of Lender or Borrower pursuant to the Mortgage Loan Agreement or this Agreement (as applicable), the Cash Management Agreement or Replacement Cash Management Agreement (as applicable) or any of the other Mortgage Loan Documents or Loan Documents (as applicable) are intended by Borrower and Mortgage Borrower to constitute, and shall constitute, distributions from Mortgage Borrower to Borrower. No provision of the Loan Documents or the Mortgage Loan Documents shall create a debtor-creditor relationship between Borrower and Mortgage Lender or between Lender and Mortgage Borrower.
Section 2.7    Withholding Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.7 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c)    Indemnification by Borrower. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Section 2.7 Taxes by Borrower to a Governmental Authority pursuant to this Section 2.7, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e)    Status of Lender.
(v)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.7(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(vi)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(iv)    to the extent a Foreign Lender is a partnership or is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.7 Taxes as to which it has been indemnified pursuant to this Section 2.7 (including by the payment of additional amounts pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.7 Taxes giving rise to such refund), net of all out-of-pocket expenses (including Section 2.7 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.7 Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Survival. Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document. Notwithstanding the foregoing or anything to the contrary set forth in this Section 2.7, Borrower shall not be obligated to pay pursuant to this Section 2.7, and Lender shall not be entitled to claim compensation pursuant to this Section 2.7, for any amounts which were incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the amounts payable by Borrower under this Section 2.7.
ARTICLE III    – CONDITIONS PRECEDENT
Section 3.1    Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender. The funding of the entire amount of the Loan by Lender shall constitute the acknowledgement of Lender that all such conditions precedent have been met to the satisfaction of Lender.
ARTICLE IV    – REPRESENTATIONS AND WARRANTIES
Section 4.1    Borrower Representations. Borrower represents and warrants as of the date hereof that:
4.1.6    Organization. Each of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company has been duly organized and is validly existing and in good standing with requisite power and authority to own the Collateral or own or lease the Property, as applicable, and to transact the businesses in which it is now engaged. Each of Borrower, Leasehold Pledgor, Mortgage Borrower and Operating Company is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations. Each of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Collateral or own or lease the Property, as applicable, and to transact the businesses in which it is now engaged, and the sole business of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal or Operating Company is the ownership or lease (as applicable), management and operation of the Collateral and/or the Property, as applicable. The ownership interests in Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company are set forth on the organizational chart attached hereto as Schedule III.
4.1.7    Proceedings. Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company have each taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company and constitute legal, valid and binding obligations of Borrower, Leasehold Pledgor, Mortgage Borrower and Operating Company, as applicable, enforceable against Borrower, Leasehold Pledgor, Mortgage Borrower and Operating Company, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.8    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal or Operating Company, as applicable, pursuant to the terms of any indenture, mortgage, deed of trust, pledge, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower, Leasehold Pledgor, Mortgage Borrower, Principal or Operating Company, as applicable, is a party or by which the Collateral or the Property or Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s, Principal’s or Operating Company’s, as applicable, assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower, Leasehold Pledgor, Mortgage Borrower, Principal’s or Operating Company, as applicable, or any of Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s, Principal’s or Operating Company’s, as applicable, properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower, Leasehold Pledgor, Mortgage Borrower, Princpial or Operating Company, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
4.1.9    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company, Guarantor, Principal, Mortgage Borrower’s or Operating Company’s interest in the Property or Borrower’s or Leasehold Pledgor’s interest in any Collateral, which actions, suits or proceedings, if determined against Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company, Guarantor, Principal, the Collateral or the Property, are reasonably likely to materially adversely affect the financial condition or business of Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company, Guarantor, Principal or the financial condition or ownership of Mortgage Borrower’s or Operating Company’s interest in the Property or Borrower’s or Leasehold Pledgor’s interest in any Collateral.
4.1.10    Agreements. None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company is a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower, Leasehold Pledgor, Mortgage Borrower, Principal or Operating Company, as applicable, or the Property or the Collateral, or Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s, Principal’s or Operating Company’s, as applicable, business, properties or assets, operations or financial condition other than Permitted Encumbrances. None of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal or Operating Company is in default in any material respect in the performance, observance or fulfillment of any of the respective obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or the Property or the Collateral is bound. None of Borrower, Leasehold Pledgor, Mortgage Borrower, Principal or Operating Company has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or the Property or the Collateral is otherwise bound, other than (a) obligations incurred in the ordinary course of ownership of the Collateral and the operation of Mortgage Borrower as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) the Permitted Encumbrances, (c) obligations under the Loan Documents and the Mortgage Loan Documents, and (d) obligations of Mortgage Borrower incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 of the Mortgage Loan Agreement.

4.1.11    Title. Pledgor is the record and beneficial owner of, and has good title to, the Collateral, free and clear of all Liens whatsoever. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral, when properly filed in the appropriate records, will create a valid, perfected first priority security interest in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. Pledgor’s delivery of the certificates, if any, set forth in Section 3 of the Pledge Agreement creates a first priority valid and perfected security interest in the Collateral. No creditor of Pledgor other than Lender has in its possession any certificates or other documents that constitute or evidence the Collateral or the possession of which would be required to perfect a security interest in the Collateral.
4.1.12    Solvency. None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company has (a)  entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan and the applicable Loan Documents, the fair saleable value of Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s and Operating Company’s respective assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s and Operating Company’s respective total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s and Operating Company’s respective assets is and will, immediately following the making of the Loan and the entering into of the applicable Loan Documents, be greater than Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s and Operating Company’s respective probable liabilities, including the maximum amount of its respective contingent liabilities on its respective debts as such debts become absolute and matured. Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s and Operating Company’s respective assets do not and, immediately following the making of the Loan and the entering into of the applicable Loan Documents will not, constitute unreasonably small capital to carry out its respective business as conducted or as proposed to be conducted. None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company intends to, and does not believe that it will, incur respective debt and liabilities (including contingent liabilities and other commitments) beyond its respective ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations). No petition in bankruptcy has been filed against Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company nor any respective constituent Person of the aforementioned entities in the last seven (7) years, and none of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company, or any respective constituent Person of the aforementioned entities in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company, nor any of their respective constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s or Operating Company’s, as applicable, assets or property, and neither Borrower nor Mortgage Borrower has any knowledge of any Person contemplating the filing of any such petition against it, Leasehold Pledgor or Operating Company, or such constituent Persons.

4.1.13    Full and Accurate Disclosure. No statement of fact made by Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or its Affiliates which has not been disclosed to Lender which adversely affects, nor as far as Borrower or its Affiliates can foresee, is reasonably likely to adversely affect, any Collateral or the Property or the business, operations or condition (financial or otherwise) of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company.
4.1.14    No Plan Assets. None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) none of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.
4.1.15    Compliance. Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes (including, without limitation, to the extent each of the same apply in the case of renovation or construction activities being undertaken in accordance with the terms and conditions of the Loan Agreement). None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company is in default or violation of any material order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company, or any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. On the Closing Date, the Improvements at the Property were in material compliance with applicable law.
4.1.16    Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower, Mortgage Borrower or any Affiliate thereof (including without limitation, any Affiliated Manager) in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company, the Collateral and the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, none of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company, as applicable, and reasonably likely to have a material adverse effect on the Property or the current operation thereof or the Collateral, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company, as applicable, from that set forth in said financial statements.
4.1.17    Condemnation. No Condemnation or other similar proceeding has been commenced or, to the actual knowledge of Borrower or any Affiliate thereof (including without limitation, any Affiliated Manager), is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
4.1.18    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.19    Intentionally Omitted.
4.1.20    Not a Foreign Person. None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company is a “foreign person” within the meaning of §1445(f)(3) of the Code.
4.1.21    Intentionally Omitted.
4.1.22    Intentionally Omitted.
4.1.23    Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company or Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.24    No Prior Assignment. There are no prior assignments of the Leases or the Operating Lease or any portion of the Rents or the Operating Rent due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.
4.1.25    Insurance. Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except for active litigation matters expressly disclosed in writing to Lender prior to the date hereof and covered by insurance, no claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower, Mortgage Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.
4.1.26    Mortgage Loan Representations. All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain so incorporated as and when made thereunder without regard to any waiver, amendment or other modification thereof by Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated unless otherwise consented to in writing by Lender.
4.1.27    Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable hospitality and liquor licenses required for the legal use, occupancy and operation of the Property have been obtained and are in full force and effect, except to the extent that the typical use, occupancy and operation of the Property has been suspended in connection with renovation or construction activities being undertaken in accordance with the terms and conditions of the Loan Documents. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property. Mortgage Borrower, Operating Company and Manager shall keep and maintain all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits and any applicable hospitality and liquor licenses) necessary for the operation of the Property as a hotel.
4.1.28    Intentionally Omitted.
4.1.29    Intentionally Omitted.
4.1.30    Intentionally Omitted.
4.1.31    Leases. The Property is not subject to any leases other than the Operating Lease and the Leases listed on Schedule I attached hereto and made a part hereof, which list is true, complete and accurate in all respects as of the Closing Date. Mortgage Borrower or Operating Company is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Operating Lease and the Lease (the foregoing does not include transient hotel guests or attendees of banquet events). The current Leases are in full force and effect and there are no material defaults thereunder by either party and to the knowledge of Borrower, Mortgage Borrower and their respective Affiliates (including without limitation, Affiliated Manager), there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date. All security deposits are held by Mortgage Borrower or Operating Company in accordance with applicable law. All work to be performed by Mortgage Borrower or Operating Company under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower or Operating Company to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding. No Tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as set forth on Schedule I hereto, no Tenant under any Lease has any right or option for additional space in the Improvements.
4.1.32    Intentionally Omitted.
4.1.33    Inventory. Mortgage Borrower or Operating Company is the owner or lessee of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at the Property and shall not lease any Equipment, Fixtures or Personal Property to the extent prohibited hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.
4.1.34    Filing Fees and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes or filing fees required to be paid in connection with the Loan by any Person under applicable Legal Requirements have been paid. All recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid.
4.1.35    Special Purpose Entity/Separateness. Until the Debt has been paid in full:
(a)    Borrower hereby represents, warrants and covenants that (i)  Mortgage Borrower has been, is, shall be and shall continue to be a Special Purpose Entity, (ii) Principal has been, is, shall be and shall continue to be a Special Purpose Entity, (iii) Operating Company has been, is, shall be and shall continue to be a Special Purpose Entity, (iv) Borrower has been, is, shall be and shall continue to be a Special Purpose Entity and (v) Leasehold Pledgor has been, is, shall be and shall continue to be a Special Purpose Entity.
(b)    Intentionally omitted.

(c)    Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower, Leasehold Pledgor, Mortgage Borrower, Principal and Operating Company with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.
(d)    Borrower covenants and agrees that Borrower shall provide Lender with five (5) days’ prior written notice prior to the removal of an Independent Director of any of Borrower and/or Leasehold Pledgor.
(e)    Borrower covenants and agrees that, in the event Principal is dissolved or ceases to be a general partner of Mortgage Borrower for any reason, Mortgage Borrower shall immediately cause the appointment of a new general partner complying with this Section 4.1.30 of Mortgage Borrower such that Mortgage Borrower is continued without dissolution.
4.1.36    Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred as a result of any action or omission by Mortgage Borrower, Operating Company or Manager (if Manager is an Affiliated Manager) or, to the knowledge of Borrower or its Affiliates, by Manager (if Manager is a Non-Affiliated Manager) that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.
4.1.37    Illegal Activity. No portion of the Property or the Collateral has been or will be purchased by Mortgage Borrower or Borrower, as applicable, with proceeds of any illegal activity.
4.1.38    No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Leasehold Pledgor, Mortgage Borrower and Operating Company in this Agreement or in any other Loan Document, are true, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that is reasonably likely to make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or is reasonably likely to materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that is reasonably likely to cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.39    Investment Company Act. None of Borrower, Leasehold Pledgor, Mortgage Borrower or Operating Company is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.40    Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (excluding shares of securities traded on any nationally or internationally recognized stock exchange); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company or Guarantor, as applicable, with the result that the investment in Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
4.1.41    Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5374385.
4.1.42    Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to below as the “Environmental Report”), (i) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are (A) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (B) de-minimis amounts necessary to operate the Property for the purposes set forth in the Mortgage Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (C) fully disclosed to Lender in writing pursuant the Environmental Report; (ii) there are no past, present or threatened Releases by Mortgage Borrower, any Affiliate of Borrower or Mortgage Borrower, any Affiliated Manager or any respective Affiliate of the foregoing or, to the knowledge of any of the foregoing, any other Person of Hazardous Substances in, on, under or from the Property which has not been fully remediated in accordance with Environmental Law; (iii) there is no threat of any Release of Hazardous Substances by Mortgage Borrower, any Affiliate of Borrower or Mortgage Borrower, any Affiliated Manager or any respective Affiliate of the foregoing or, to the knowledge of any of the foregoing, any other

Person migrating to the Property; (iv) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto by Mortgage Borrower, any Affiliate of Borrower or Mortgage Borrower, any Affiliated Manager or any respective Affiliate of the foregoing or, to Borrower’s or Mortgage Borrower’s knowledge, any other Person, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (v) neither Borrower nor Mortgage Borrower knows of, and has not received, any written notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (vi) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower or Mortgage Borrower and any of their Affiliates and has provided to Lender all information that is contained in Borrower’s and Borrower’s Affiliates’ files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Propery and/or to the environmental condition of the Property.
4.1.43    Cash Management Account. Borrower hereby represents and warrants to Lender that:
(a)    Other than in connection with the Mortgage Loan Documents, Mortgage Borrower has not sold, pledged, transferred or otherwise conveyed the Lockbox Account or the Cash Management Account; and
(b)    The Property is not subject to any cash management system (other than pursuant to the Mortgage Loan Documents), and any and all existing tenant instruction and other payment direction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.
4.1.44    Intentionally Omitted.
4.1.45    Underwriting (“Backward”) Representations. Borrower hereby represents with respect to each of (a)  Mortgage Borrower, (b)  Principal, (c) Operating Company, (d) Borrower and (e) Leasehold Pledgor, that such Person:
(i)    is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;
(ii)    has no judgments or liens of any nature against it except for Permitted Encumbrances and tax liens not yet due;
(iii)    is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

(iv)    is not involved in any dispute with any taxing authority, subject to the right to contest as permitted in this Agreement;
(v)    has paid all taxes which it owes, subject to the right to contest as permitted in this Agreement;
(vi)    has never owned any property other than (A) in the case of Mortgage Borrower, the Property and personal property necessary or incidental to its ownership or operation of the Property, (B) in the case of Principal, partnership interests in Mortgage Borrower, (C) in the case of Operating Company, (I) the Operating Lease and personal property necessary or incidental to its ownership or operation of the leasehold estate granted by the Operating Lease, and (II) its leasehold interests in the Property and (D) in the case of Pledgor, the Collateral;
(vii)    has never engaged in any business other than (A) in the case of Mortgage Borrower, the ownership and operation of the Property and personal property necessary or incidental to its ownership or operation of the Property, (B) in the case of Principal, the ownership of partnership interests in Mortgage Borrower, (C) in the case of Operating Company, ownership of its interest in the leasehold estate granted by the Operating Lease and personal property necessary or incidental to its ownership or operation of leasehold estate and (D) in the case of Pledgor, the ownership of the Collateral;
(viii)    has no material contingent or actual obligations not related to the Property, or in the case of Pledgor, the Collateral;
(ix)    except as disclosed in Section 4.1.4 hereof (and subject to the qualifications set forth therein), is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;
(x)    except as disclosed in Section 4.1.8 and Section 4.1.11 hereof (and subject to the qualifications set forth therein), Borrower has provided Lender with complete financial statements that reflect a fair and accurate view of such Person’s financial condition; and
(xi)    any amendment or restatement of any organizational document of Borrower, Mortgage Borrower, Principal, Leasehold Pledgor or Operating Company, as applicable, has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time.
4.1.46    Operating Leases. Mortgage Borrower is the owner and lessor of landlord’s interest in the Operating Lease. The Operating Lease is in full force and effect and there are no material defaults thereunder by either party and to Borrower’s knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Operating Rent has been paid more than one (1) month in advance of its due date. All security deposits (if any) are held by Mortgage Borrower in accordance with applicable law. All work (if any) to be performed by Mortgage Borrower under the Operating Lease has been performed as required and has been accepted by Operating Company, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower to Operating Company has already been received by Operating Company. There has been no prior sale, transfer or assignment, hypothecation or pledge of the Operating Lease or of the Operating Rents received therein which is outstanding. Operating Company has not assigned the Operating Lease or sublet all or any portion of the premises demised thereby other than pursuant to a Lease. Operating Company has no right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.
4.1.47    Submerged Land Lease. The Submerged Land Lease or a memorandum of the Submerged Land Lease has been duly recorded. Borrower has heretofore provided, or has caused Mortgage Borrower to provide, Lender with a true, correct and complete copy of the Submerged Land Lease and there have not been any amendments or modifications to the terms of the Submerged Land Lease other than pursuant to written instruments, copies of which have been previously provided to Lender. The Submerged Land Lease is in full force and effect and there are no material defaults thereunder by either party and, to Borrower’s knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. In reliance on and subject to the terms of that certain letter dated August 6, 2013 from the Florida Department of Environmental Protection, neither (i) the mortgaging of Mortgage Borrower’s interest in the Submerged Land Lease (and the property demised thereunder) pursuant to the Mortgage Loan Documents nor (ii) Pledgor’s pledging its interests in the Collateral pursuant to the Loan Documents violates the terms and provisions of the Submerged Land Lease. There has been no prior sale, transfer or assignment, hypothecation or pledge of the Submerged Land Lease which is outstanding.
4.1.48    No Contractual Obligations. Other than the Loan Documents, the Borrower Operating Agreement, the Principal Company Agreement and Mortgage Borrower Company Agreement, (i) as of the date hereof, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, or (ii) as of the date hereof, has not incurred any Indebtedness prohibited by this Agreement, and (iii) prior to the date hereof, Borrower has not entered into any Contractual Obligation, or any agreement, instrument or undertaking by which it or its assets are bound or incurred any Indebtedness prohibited by this Agreement.
Section 4.2    Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE V    – BORROWER COVENANTS
Section 5.1    Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Pledge Agreement encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that (a) in each instance where the covenant relates to Borrower, as to itself, (b) in each instance where the covenant relates to Mortgage Borrower, in Borrower’s capacity as limited partner of Mortgage Borrower and the sole member of Principal, (c) in each instance where the covenant relates to Operating Company or the Operating Lease, Borrower shall use commercially reasonable efforts to cause Operating Company to, and (d) in each instance where the performance or obligation relates to the Property, in Borrower’s capacity as the owner directly or indirectly of Mortgage Borrower:
5.1.7    Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and shall comply, and cause Mortgage Borrower and Operating Company to comply, in all material respects with all Legal Requirements applicable to Borrower, Mortgage Borrower, Operating Company, the Collateral and the Property, as applicable, including, without limitation, building and zoning codes and certificates of occupancy. There shall never be committed by Borrower, and Borrower shall never permit Mortgage Borrower or Operating Company, nor any other Person in occupancy of or involved with the operation or use of the Property, to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Collateral, the Property or any part of the Collateral or the Property or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, and shall cause Mortgage Borrower and Operating Company to, at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair (subject to renovation and construction activities undertaken in accordance with the terms and conditions of the Loan Documents), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep, or cause Mortgage Borrower or Operating Company to keep, the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgage Loan Agreement. After prior written notice to Lender, Borrower, Mortgage Borrower or Operating Company, at their own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower, Operating Company, the Collateral or the Property or any alleged violation of any Legal Requirement, provided, that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower, Mortgage Borrower or Operating Company, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor the Collateral nor any part of the Property or the Collateral or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, and shall cause Mortgage Borrower or Operating Company to, promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, Operating Company, the Collateral or the Property, as applicable; and (vi) either (A) in the case of any contest related to Mortgage Borrower or the Property, Mortgage Borrower shall have furnished to Mortgage Lender such security as may be required pursuant to the Mortgage Loan Agreement, or if Mortgage Lender shall have waived in writing the requirement to deposit such security, Borrower shall have furnished, or caused Mortgage Borrower to furnish, such security to Lender or (B) in the case of any contest related to Borrower or the Collateral, Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral or the Property (or any part of the Collateral or the Property or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.
5.1.8    Taxes and Other Charges. Borrower shall cause Mortgage Borrower and Operating Company to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to cause Mortgage Borrower and Operating Company to directly pay Taxes shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 7.2 of the Mortgage Loan Agreement. At any time that Mortgage Borrower is required to deliver to Mortgage Lender receipts for payment or other evidence satisfactory to Mortgage Lender that the Taxes and Other Charges have been so paid pursuant to Section 5.1.2 of the Mortgage Loan Agreement and upon the request of Lender and any time during the continuance of an Event of Default, Borrower shall cause such receipts or other evidence to be delivered to Lender. Borrower shall not suffer, and shall not permit Mortgage Borrower to suffer, and shall promptly cause Mortgage Borrower and Operating Company to pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly cause Mortgage Borrower to pay, or cause to be paid, all utility services provided to the Property. After prior written notice to Lender, Mortgage Borrower or Operating Company, as applicable, at Borrower’s (or Mortgage Borrower’s or Operating Company’s) own expense, may contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgage Borrower or Operating Company, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Collateral nor the Property nor any part of the Collateral or the Property or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause Mortgage Borrower or Operating Company to pay) the amount of any such Taxes or Other Charges and related Lien, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges and related Lien from the Property; and (vi) Mortgage Borrower shall furnish such security as may be required pursuant to the Mortgage Loan Agreement, or if Mortgage Lender shall have waived in writing such security, Borrower shall have furnished such security to Lender. In the event that any such security is deposited with Lender, Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property or the Collateral (or part of the Collateral or the Property or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage or the Pledge Agreement, respectively, being primed by any related Lien.
5.1.9    Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Mortgage Borrower, Leasehold Pledgor, Operating Company and/or Guarantor which are reasonably likely to materially adversely affect Borrower’s, Leasehold Pledgor’s, Mortgage Borrower’s, Operating Company’s or Guarantor’s financial condition or business or the Property or the Collateral.
5.1.10    Access to the Property. Borrower shall, and shall cause Mortgage Borrower or Operating Company to, permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance written notice, and Borrower shall cause Mortgage Borrower or Operating Company to permit such access by Lender subject to the rights of tenants, licensees, concessionaires, patrons or guests and the terms of the Management Agreement.
5.1.11    Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Mortgage Borrower’s, Operating Company’s or Guarantor’s financial condition or business, or of the occurrence of any Default, Event of Default, Mortgage Loan Default or Mortgage Loan Event of Default of which Borrower or any Affiliate of Borrower (including, without limitation, any Affiliated Manager) has actual knowledge.
5.1.12    Cooperate in Legal Proceedings. Borrower shall, and shall cause Mortgage Borrower and Operating Company to, cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
5.1.13    Perform Loan Documents. Borrower shall, and shall cause Mortgage Borrower, Leasehold Pledgor and Operating Company to, observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower, Leasehold Pledgor, Mortgage Borrower and Operating Company, as applicable.
5.1.14    Net Liquidation Proceeds After Debt Service. Borrower shall, and shall cause Mortgage Borrower, Leasehold Pledgor and Operating Company to cooperate with Lender in obtaining for Lender, in accordance with the relevant provisions of this Agreement, the benefits of any Net Liquidation Proceeds After Debt Service, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Liquidation

Event that is a Casualty or Condemnation), provided that in lieu of any separate appraisal that Borrower would otherwise be required to obtain pursuant to this Section 5.1.8, Lender shall accept an appraisal delivered by Mortgage Borrower to Mortgage Lender pursuant to and in accordance with Section 5.1.8 of the Mortgage Loan Agreement if (a) no Event of Default has occurred and is continuing on the date of such delivery and (b) such appraisal is also addressed to Lender.
5.1.15    Further Assurances. Borrower shall, and shall cause Mortgage Borrower and Operating Company to, at Borrower’s sole cost and expense:
(a)    furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower to Lender pursuant to the terms of the Loan Documents (if any) and by Mortgage Borrower or Operating Company to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents or which are reasonably requested by Lender in connection therewith (regardless of whether Mortgage Lender may have waived delivery of the same);
(b)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrower, Mortgage Borrower, Leasehold Pledgor and Operating Company under the Loan Documents, as Lender may reasonably require; and
(c)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
5.1.16    Principal Place of Business, State of Organization. Borrower will not cause or permit any change to be made in Pledgor’s, Mortgage Borrower’s, Operating Company’s or Principal’s name, identity (including their respective trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or, except as otherwise expressly permitted by this Agreement, Pledgor’s, Mortgage Borrower’s, Operating Company’s or Principal’s corporate or partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Pledgor’s, Mortgage Borrower’s, Operating Company’s or Principal’s structure, without first obtaining the prior written consent of Lender, which consent may be given or denied in Lender’s sole discretion. Upon Lender’s request, Pledgor shall, at Pledgor’s sole cost and expense, execute and deliver additional security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization. Pledgor’s principal place of business and chief executive office, and the place where Pledgor keeps its respective books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Pledgor) and will continue to be the address of Pledgor set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Lender of any change in Pledgor’s respective organizational identification number. If Pledgor does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.
5.1.17    Financial Reporting. 7.%2.%3.%4. Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, Mortgage Borrower and Operating Company and all items of income and expense with respect to the Collateral and in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable written notice to examine such books, records and accounts at the office of Borrower, Mortgage Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s, Mortgage Borrower’s and Operating Company’s accounting records with respect to the Property and the Collateral, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
(a)    Borrower will furnish, or cause to be furnished, to Lender annually, within ninety (90) days (or seventy-five (75) days, if Lender notifies Borrower in writing that Lender expects that the principal amount (or applicable portion of the principal amount) of the Loan as of the cut-off date for a Securitization containing the Loan or such portion of the Loan may, or if the applicable principal amount of the Loan as of the cut-off date for a Securitization and at any time during which the Loan (or such portion of the Loan) is included in a Securitization, does equal or exceed ten percent (10%) of the aggregate principal amount of all loans or other assets included or expected to be included, as applicable, in such Securitization) following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s, Mortgage Borrower’s, Leasehold Pledgor’s and Operating Company’s annual financial statements certified by an officer of Borrower (or, after the occurrence of an assumption of the Loan in accordance with Section 5.2.10(e) hereof (for the avoidance of doubt, a Qualified Prime Transfer does not constitute an assumption of the Loan pursuant to Section 5.2.10(e) hereof), audited by an independent certified public accountant) and which are in form and substance satisfactory to Lender, which are in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Collateral and the Property for such Fiscal Year and which contain statements of profit and loss for the Property and a balance sheet for Borrower, Leasehold Pledgor, Mortgage Borrower and Operating Company. Such statements shall set forth the financial condition and the results of operations for the Property and the Collateral for such Fiscal Year, and shall include, but not be limited to, amounts representing annual net operating income, net cash flow, gross income, and operating expenses.
(b)    Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower, Operating Company, the Collateral and the Property (subject to normal year-end adjustments) as applicable: (i) an occupancy report for the subject quarter, including an average daily rate accompanied by an Officer’s Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting net operating income, gross income, and operating expenses (not including any contributions by Mortgage Borrower to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses; and (iii) a calculation reflecting the Debt Yield as of the last day of such quarter based upon the trailing twelve (12) month period immediately preceding such date of determination. In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct with respect to each Person required under the Loan Documents to be a Special Purpose Entity as of the date of such certificate; provided, however, that acceptance of such Officer’s Certificate shall not constitute a waiver by Lender of any rights it may have against Borrower or any other Person by reason of the statements in such Officer’s Certificate evidencing non-compliance with any terms or provisions of this Agreement. On or before thirty (30) days after the end of each calendar month, Borrower shall furnish, or cause to be furnished, to Lender the most current Smith Travel Research Reports then available to Borrower and Operating Company reflecting market penetration and relevant hotel properties competing with the Property.
(c)    For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit, or cause Mortgage Borrower to submit, to Lender an Annual Budget for the Property not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. To the extent Mortgage Borrower or Operating Company has the right to approve all or any portion of the Annual Budget under the terms of the Management Agreement (if the Management Agreement is a Non-Affiliated Management Agreement) or Manager is otherwise an Affiliated Manager, such Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, together with each Annual Budget which Mortgage Borrower or Operating Company does not have the right to approve, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise, or cause Mortgage Borrower to revise, such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise, or cause Mortgage Borrower to promptly revise, the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges, and increases of five percent (5%) for all other Operating Expenses or Capital Expenditures. Borrower and Mortgage Borrower shall have the right to allocate cost savings achieved in the Annual Budget with respect to approved Capital Expenditures towards other approved Capital Expenditures set forth in the Annual Budget.
(d)    In the event that Borrower, Mortgage Borrower or Operating Company must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”) which Mortgage Borrower or Operating Company has the right to approve under the terms of the Management Agreement (if the Management Agreement is a Non-Affiliated Management Agreement), if applicable, then Borrower or Mortgage Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which may be given or denied in Lender’s sole discretion.
(e)    Borrower shall furnish, or cause Mortgage Borrower to furnish, to Lender, within ten (10) Business Days after written request (or as soon thereafter as may be reasonably possible), such further detailed information in the possession or control of Borrower or any Affiliate of Borrower (including, without limitation, any Affiliated Manager) with respect to the Collateral or Mortgage Borrower’s operation of the Property and the financial affairs of Borrower or Mortgage Borrower as may be reasonably requested by Lender. Prior to the Securitization of the entire Loan, within thirty (30) days following receipt of written request by Lender, Borrower will furnish, or cause to be furnished to Lender, a forecast for the Property in the aggregate for the remainder of the applicable Fiscal Year.
(f)    Borrower will cause Guarantor to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor, financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Guarantor, in the form reasonably required by Lender, which may be satisfied by delivery of the audited annual financial statements of AHT (or AHP, following a Qualified Prime Transfer pursuant to which AHLP is released as a Guarantor in accordance with the terms of the Loans Documents), provided that such financial statements reflect all financial reporting information that would otherwise appear on the balance sheet and profit and loss statement of Guarantor.
(g)    Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files) or (iv) in such other form reasonably acceptable to Lender. Borrower agrees that Lender may disclose information regarding the Collateral and the Property and Borrower, Mortgage Borrower and Operating Company that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.
5.1.18    Business and Operations. Borrower will, and will cause Mortgage Borrower and Operating Company to, continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property or the Collateral. Borrower will, and will cause Mortgage Borrower and

Operating Company to, qualify to do business and will remain in good standing under the laws of each jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of the Property and the Collateral. Borrower shall cause Mortgage Borrower to at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property and Borrower shall cause Operating Company to continue to own or lease (to the extent not prohibited hereunder) all Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated.
5.1.19    Title to the Property and the Collateral. Borrower shall, and shall cause Mortgage Borrower and Operating Company to, as applicable, warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder and under the Mortgage Loan Agreement (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage, subject only to Liens permitted hereunder and under the Mortgage Loan Agreement (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in the Collateral, other than as permitted hereunder, is claimed by another Person.
5.1.20    Costs of Enforcement. In the event that Lender exercises any or all of its rights or remedies under the Pledge Agreement or any other Loan Documents as and when permitted thereby, or of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower, Principal, or any constituent Persons of any of the foregoing or an assignment by Borrower, Mortgage Borrower, Principal, or any of their constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
5.1.21    Estoppel Statement. 8.%2.%3.%4. After written request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(a)    In connection with any sale or syndication of an interest in the Loan or Securitization, after request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified with respect to the Mortgage Loan, setting forth (i) the original principal amount of the Mortgage Note, (ii) the unpaid principal amount of the Mortgage Note, (iii) the interest rate of the Mortgage Note, (iv) the date installments of interest and/or principal were last paid under the Mortgage Note, (v) to Borrower’s knowledge, whether any offsets exist or any defenses based on specific actions of Mortgage Lender exist, and (vi) that the Mortgage Note, the Mortgage Loan Agreement, the Mortgage and the other Mortgage Loan Documents have not been modified or if modified, giving particulars of such modification.
(b)    Borrower shall, and shall cause Mortgage Borrower and Operating Company to, deliver to Lender upon written request, tenant estoppel certificates from (i) each material commercial Tenant leasing space at the Property, and (ii) Operating Company pursuant to the Operating Lease, each in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to cause Mortgage Borrower to deliver such certificates more frequently than two (2) times in any calendar year.
5.1.22    Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.
5.1.23    Performance by Borrower.
(a)    Borrower shall, and shall cause Mortgage Borrower, Leasehold Pledgor and Operating Company to, in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, Mortgage Borrower, Leasehold Pledgor or Operating Company, as applicable, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, Mortgage Borrower, Leasehold Pledgor or Operating Company, as applicable, without the prior written consent of Lender.
(b)    Borrower shall cause Mortgage Borrower and Operating Company in a timely manner to observe, perform and fulfill each and every covenant, term and provision of each Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower and Operating Company, as applicable, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower or Operating Company, as applicable, without the prior written consent of Lender.
5.1.24    Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower and Leasehold Pledgor in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions or, to the extent such representations have been rendered inaccurate by any intervening changes in facts or circumstances, stating the same and identifying such facts and circumstances with specificity, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Mortgage Borrower, Leasehold Pledgor, Operating Company, Principal and Guarantor as of the date of the Securitization.
5.1.25    Environmental Covenants. 9.%2.%3.%4. Borrower covenants and agrees that it shall, and shall cause Mortgage Borrower to, ensure that: (i) all uses and operations on or of the Property, whether by Borrower, Mortgage Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no

Releases of Hazardous Substances in, on, under or from the Property; (iii) there shall be no Hazardous Substances in, on, or under the Property, except those that are (A) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (B) de-minimis amounts necessary to operate the Property for the purposes set forth in the Mortgage Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law or (C) fully disclosed to Lender in writing; (iv) Borrower shall, and shall cause Mortgage Borrower and Operating Company to, keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower, Mortgage Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, and shall cause Mortgage Borrower and Operating Company to, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, and shall cause Mortgage Borrower to, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, and shall cause Mortgage Borrower and Operating Company to, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property, including to (A) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Borrower shall not, nor cause or permit Mortgage Borrower or Operating Company to, do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (ix) Borrower shall, and shall cause Mortgage Borrower to, immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower or any of its Affiliates becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section 5.1.19.

(a)    In the event that Lender has reason to believe that an environmental hazard exists on the Property that may, in Lender’s sole discretion, endanger any Tenants or other occupants of the Property or their guests or the general public or is reasonably likely to materially and adversely affect the value of the Property, upon written notice from Lender delivered in a reasonable period of time in advance, Borrower shall, and shall cause Mortgage Borrower to, at Borrower’s expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on the Property that, in Lender’s sole judgment, endangers any Tenant or other occupant of the Property or their guests or the general public or is reasonably likely to materially and adversely affect the value of the Property, upon written notice to Borrower delivered in a reasonable period of time in advance, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Borrower shall, and shall cause Mortgage Borrower and Operating Company to, cooperate with and provide Lender and any such Person designated by Lender with access to the Property.
(b)    Borrower hereby covenants to prepare, or cause to be prepared, an operations and maintenance program (the “O&M Program”) for the Property identified to Borrower by Lender from time to time which addresses any requirements of the applicable Environmental Report and includes (i) testing for asbestos and lead-based paint at the Property by an engineering firm licensed to conduct such testing and the preparation by such engineering firm of a report on the results of such testing and any recommendations for removal, encapsulation or other remediation with respect to any asbestos or lead-based paint; (ii) if recommended in the Environmental Report, a plan for the encapsulation, removal or other action with respect to asbestos or lead-based paint at the Property; and (iii) compliance with other requirements required by the Environmental Report or Lender. The O&M Program shall be subject to Lender’s approval and, within thirty (30) days of the date hereof, Borrower shall provide Lender with evidence reasonably satisfactory to Lender that the O&M Program has been established and is in operation. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall cause Mortgage Borrower and Operating Company to comply in all respects with the terms and conditions of the O&M Program.
5.1.26    Leasing Matters. Any Major Leases executed after the date hereof shall be subject to the prior written approval of Lender, which approval shall be subject to the Deemed Approval Standard. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals and extensions of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents; provided, that, any renewals and/or extensions of Major Leases not entered into pursuant to rights contained in such Major Leases shall be subject to the prior written approval of Lender, which approval shall be subject to the Deemed Approval Standards. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Mortgage Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall, and shall cause Mortgage Borrower and Operating Company to, (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce, and Mortgage Borrower or Operating Company, as applicable, may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property; provided, however, that no such amendment, modification, termination or surrender of any Major Lease will be permitted without the prior written consent of Lender, which consent shall be subject to the Deemed Approval Standard; (iii) not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents and the Mortgage Loan Documents; and (vi) execute and deliver at the request of Lender all such further assurances and confirmations in connection with the Leases as Lender shall from time to time reasonably require and as are permitted by the Mortgage Loan Documents.
5.1.27    Alterations. 10.%2.%3.%4. Borrower shall obtain Lender’s prior written consent prior to permitting Mortgage Borrower or Operating Company to perform any alterations to any Improvements, which consent shall be subject to the Deemed Approval Standard, except with respect to alterations that are reasonably likely to have a material adverse effect on Borrower’s, Mortgage Borrower’s or Operating Company’s financial condition, the value of the Collateral, the Property or the Property’s Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s, Mortgage Borrower’s or Operating Company’s financial condition, the value of the Collateral, the Property or the Property’s Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of the Mortgage Loan Agreement, (d) alterations permitted to be performed by Manager (provided Manager is a Non-Affiliated Manager) without the approval of Mortgage Borrower or Operating Company under the terms of the Management Agreement (provided the Management Agreement is a Non-Affiliated Management Agreement), or (e) alterations performed pursuant to an Approved Annual Budget. If the total unpaid amounts due and payable with respect to alterations constituting a single project to the Improvements at the Property (other than such amounts (I) to be paid or reimbursed by Tenants under the Leases (II) for which there are then funds expressly reserved pursuant to the applicable Approved Annual Budget in the Reserve Funds, the

Manager-Held Reserves or any Mezzanine Reserve Funds, or (III) to the extent of which Lender shall then be holding a Completion Guaranty from Guarantor in accordance with Section 5.1.21(b) of the Mortgage Loan Agreement or Section 5.1.21(b) hereof) shall at any time exceed the Threshold Amount for the Property, then subject to Section 5.1.21(b)(ii) below, Borrower shall cause Mortgage Borrower to promptly deliver to Lender, upon Lender’s request, as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations (C) other securities having a rating acceptable to Lender and, at Lender’s option, with respect to which the Approved Rating Agencies have provided a Rating Agency Confirmation or (D)  a Letter of Credit. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.
(a)    Notwithstanding the foregoing, Borrower shall be relieved of its obligation to deliver to Lender the security for the payment of the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property over the Threshold Amount required under Section 5.1.21(a) above to the extent:
(i)    The total cost for the alterations does not exceed $6,400,000.00; provided, that, Borrower shall have delivered to Lender a Completion Guaranty from Guarantor in the amount equal to the excess of the total unpaid amounts with respect to the alterations exceeds the Threshold Amount, each such Completion Guaranty to be accompanied by an Additional Insolvency Opinion or a “bring down” of the Insolvency Opinion satisfactory in form and substance to Lender, and provided further, that notwithstanding the foregoing, in the event that an Event of Default or Cash Sweep Period shall occur and be continuing Mortgage Borrower shall deliver to Mortgage Lender the security otherwise required under clause (a) above within one (1) Business Day of the occurrence of such Event of Default or the related Cash Sweep Event, in an amount equal to the aggregate amount of alterations, the completion of which is guaranteed under each Completion Guaranty delivered to Lender under this Section 5.1.21(b) and then outstanding, and, upon receipt thereof, Lender shall thereupon release and return to Guarantor each such Completion Guaranty; or
(ii)    Mortgage Borrower is otherwise required to post security under Section 5.1.21 of the Mortgage Loan Agreement (including, without limitation, under Section 5.1.21(b) thereof), and Borrower delivers evidence satisfactory to Lender that (A) Mortgage Lender has waived the posting of such security, or (B) Mortgage Borrower has posted such security with Mortgage Lender.
5.1.28    Intentionally Omitted.
5.1.29    Embargoed Person. Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, excluding shares of securities traded on a nationally or internationally recognized stock exchange; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor, Principal or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Mortgage Borrower, Operating Company, Leasehold Pledgor, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property or the Collateral to be subject to forfeiture or seizure.
5.1.30    Operation of Property. 11.%2.%3.%4. Borrower, Mortgage Borrower, Operating Company and Manager shall cause the Property to be operated, in all material respects, in accordance with the applicable Operating Lease (or Replacement Operating Lease) and the Management Agreement (or Replacement Management Agreement). In the event that the Operating Lease expires or is terminated (without limiting any obligation of Borrower to cause Mortgage Borrower to obtain Lender’s consent to any termination or modification of the Operating Lease in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower to promptly enter into a Replacement Operating Lease with Operating Company or another Qualified Operator, as applicable. In the event that any Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower and Operating Company to, promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower and Operating Company to, promptly enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable, or operate the Property without a Franchise Agreement provided that the Property is operated in the same manner the Property was operated as of the Closing Date. Notwithstanding anything contained in this Agreement to the contrary, at the expiration of the term of the Operating Lease, Borrower may cause Mortgage Borrower to enter, and Operating Company may enter into an extension of such Operating Lease for a five (5) year renewal term on the same terms and conditions as the expired Operating Lease, except that the Operating Rent may be modified solely to the extent necessary to enable AHT to maintain compliance with (and continue to comply with) the rules and regulations applicable to it as a REIT (as such term is defined in the Operating Lease as of the Closing Date), which Mortgage Borrower and Operating Company intend to satisfy by reference to a transfer pricing report prepared by a “Big 4” accounting firm.
(a)    Borrower shall cause Mortgage Borrower and Operating Company, as applicable, to: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Operating Lease, the

Management Agreement and the Franchise Agreement, if any, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Operating Lease, the Management Agreement or the Franchise Agreement, if any, of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, written notice, written report and written estimate received by it under the Operating Lease or the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Operating Company under the Operating Lease and/or by Manager under the Management Agreement, in a commercially reasonable manner.
(b)    In the event that the Property shall become subject to a Franchise Agreement in accordance with the terms and conditions of the Loan Documents, and such Franchise Agreement shall by its terms expire and Borrower shall cause Mortgage Borrower or Operating Company, as applicable, to extend the term of such Franchise Agreement or to replace such Franchise Agreement with a Replacement Franchise Agreement, each in accordance with the terms and conditions of the Loan Documents, amounts (if any) required to be deposited into any reserve account then required to be maintained by Borrower under Section 7.3 hereof on the next Payment Date immediately succeeding the date on which such extension or Replacement Franchise Agreement becomes effective shall include the aggregate amount required to be expended by Mortgage Borrower or Operating Company under any PIP required by the applicable Franchisor in connection with such Franchise Agreement, provided that, in lieu of including such amount in such deposit, Borrower shall have the right to deliver to Lender a Completion Guaranty from Guarantor in such amount, such Completion Guaranty to be accompanied by an Additional Insolvency Opinion or a “bring down” of the Insolvency Opinion satisfactory in form and substance to Lender, provided, that, notwithstanding the foregoing, in the event that an Event of Default or Cash Sweep Period shall occur and be continuing Borrower shall deliver to Lender the unpaid balance of the amount otherwise required to be reserved under such PIP within one (1) Business Day of the occurrence of such Event of Default or the related Cash Sweep Event, and Lender shall thereupon release and return to such guarantor each such Completion Guaranty, provided that Borrower shall not be required to deliver such amount to Lender if Borrower delivers to Lender evidence satisfactory to Lender that Mortgage Borrower shall then have delivered the amount required under Section 5.1.24(b) of the Mortgage Loan Agreement.
5.1.31    Intentionally Omitted.
5.1.32    Operating Lease. Borrower represents, covenants and warrants that it is the express intent of Mortgage Borrower and Operating Company that the Operating Lease constitute a lease under applicable real property laws and laws governing bankruptcy, insolvency and creditors’ rights generally, and that the sole interest of Operating Company in the Property is as tenant under the Operating Lease. In the event that it shall be determined that the Operating Lease is not a lease under applicable real property laws or under laws governing bankruptcy, insolvency and creditors’ rights generally, and that the interest of Operating Company in the Property is other than that of tenant under the Operating Lease, Borrower hereby covenants and agrees that it shall cause Operating Company’s interest in the Property, however characterized, to continue to be subject and subordinate to the lien of the Mortgage, or Mortgage Borrower’s fee interest in the Property, on all the same terms and conditions as contained in the Operating Lease and the Mortgage.
5.1.33    Submerged Land Lease.
(a)    Borrower shall not, nor shall it cause or permit Mortgage Borrower or Operating Company to, without Lender’s prior written consent, amend, modify or supplement, or consent to or suffer the amendment, modification or supplementation of the Submerged Land Lease; provided, however, that Mortgage Borrower may renew the Submerged Land Lease at its expiration pursuant to the-then current standard form of lease issued by the landlord thereunder, with such modifications that do not and would not reasonably be expected to have a Material Adverse Effect.
(b)    Borrower shall cause Mortgage Borrower to pay all charges and other sums to be paid by Mortgage Borrower pursuant to the terms of the Submerged Land Lease, if any, as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided;
(c)    Borrower shall cause Mortgage Borrower to comply, in all material respects, with all of the terms, covenants and conditions on Mortgage Borrower’s part to be complied with pursuant to terms of the Submerged Land Lease;
(d)    Borrower shall not cause or permit Mortgage Borrower to, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, terminate or surrender, the Submerged Land Lease;
(e)    Borrower shall cause Mortgage Borrower to promptly furnish to Lender any notice of default or other communication delivered in connection with the Submerged Land Lease by any party to the Submerged Land Lease other than routine correspondence and invoices; and
(f)    Other than to Mortgage Lender, Borrower shall not cause or permit Mortgage Borrower to assign or encumber its rights under the Submerged Land Lease.
5.1.34    Reserve Funds. Borrower shall cause Mortgage Borrower to deposit and maintain each of the Reserve Funds as more particularly set forth in Article VII of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto. Borrower grants to Lender a first-priority perfected security interest in Borrower’s interest in each of the Reserve Funds, if any, subject to the prior rights of Mortgage Lender, and any and all monies now or hereafter deposited in each of the Reserve Funds as additional security for payment of the Debt to the extent Borrower has an interest in same. Subject to the qualifications regarding Borrower’s interest in the Reserve Funds, if any, until expended or applied in accordance with the Mortgage Loan Documents or the Loan Documents, Borrower’s interest in the Reserve Funds (and, if applicable, any Mezzanine Reserve Funds) shall constitute additional security for the Debt and upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other remedies available to Lender, apply any sums then present in any or all of the Reserve Funds (and, if applicable, any Mezzanine Reserve Funds) to the payment of the Debt in any order in its sole discretion, in accordance with the Cash Management Agreement.

5.1.35    Notices. Borrower shall give notice, or cause notice to be given to Lender, promptly upon the occurrence of any default or event of default under any Contractual Obligation of Borrower, or, to the knowledge of Borrower, Mortgage Borrower, Principal, Operating Company, Leasehold Pledgor or Guarantor that would reasonably be likely to have a Material Adverse Effect.
5.1.36    Special Distributions. Subject to the terms of the Cash Management Agreement, on each date on which amounts are required to be paid to Lender under any of the Loan Documents, Borrower shall exercise its rights under the Mortgage Borrower Company Agreement and the Principal Company Agreement to cause Mortgage Borrower and Principal to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be paid to Lender on such date.
5.1.37    Curing. During the continuance of an Event of Default, after three (3) Business Days’ notice to Borrower (except in an emergency when no notice shall be required) Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights under the Mortgage Borrower Company Agreement or Principal Company Agreement (a) to cure a Mortgage Loan Event of Default and (b) to satisfy any Liens, claims or judgments against the Property (except for Permitted Encumbrances), in the case of either (a) or (b), unless Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure to Lender’s sole satisfaction. Borrower shall reimburse Lender on demand for any and all reasonable costs incurred by Lender in connection with curing any such Mortgage Loan Event of Default or satisfying any Liens, claims or judgments against the Property.
5.1.38    Mortgage Borrower Covenants. Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the Mortgage Loan Agreement) whether the Mortgage Loan has been repaid or the related Mortgage Loan Document terminated, unless otherwise consented to in writing by Lender.
5.1.39    Payment of Obligations. Borrower will pay its obligations, including tax liabilities, that, if not paid, are reasonably likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest is not reasonably expected to result in a Material Adverse Effect.
Section 5.2    Negative Covenants. From the date hereof until payment and performance in full of all respective obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Pledge Agreement and the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender (a) in each instance whether the covenant relates to Borrower as to itself, (b) in each instance where the covenant relates to Mortgage Borrower, Borrower shall cause Mortgage Borrower not to, (c) in each instance where the covenant relates to Operating Company or the Operating Lease, Borrower shall use commercially reasonable efforts to cause Operating Company not to and (d) in each instance where the covenant relates to Leasehold Pledgor, Borrower shall use commercially reasonable efforts to cause Leasehold Pledgor not to, that it will not do, directly or indirectly, any of the following:
5.2.3    Operation of Property. 12.%2.%3.%4. Borrower shall not cause or permit Mortgage Borrower to, nor shall it permit Operating Company to, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that, Mortgage Borrower or Operating Company, as applicable, may, without Lender’s consent, (x) replace Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement and (y) amend or modify the Management Agreement unless such amendment(s) or modification(s), by itself or together with other amendments or modifications thereto, have a Material Adverse Effect (in which case, Lender’s prior written consent shall be required, subject to the Deemed Approval Standard); (ii) surrender, terminate or cancel the Franchise Agreement; provided, that Mortgage Borrower or Operating Company, as applicable, may, without Lender’s consent, replace Franchisor so long as the replacement franchisor is a Qualified Franchisor pursuant to a Replacement Franchise Agreement, (iii) except in connection with the replacement of Manager as set forth above, reduce or consent to the reduction of the term of the Management Agreement or the Franchise Agreement; provided, that Mortgage Borrower or Operating Company, as applicable, may, without Lender’s consent, extend the term of the Management Agreement or the Franchise Agreement, provided in each case that all other terms and conditions of such agreement remain unmodified; (iv) increase or consent to the increase of the amount of any charges under the Management Agreement or any Franchise Agreement, other than a PIP to the extent required in connection with any action permitted by Mortgage Borrower or Operating Company set forth in this Section 5.2.1 that is to be funded from the Replacement Reserve Fund or Manager-Held Reserve Deposits, or to be covered by a Completion Guaranty pursuant to and in accordance with Sections 5.1.21(b) or 5.1.24(c) of the Mortgage Loan Agreement or Sections 5.1.21(b) or 5.1.24(c) hereof, as the case may be, or (v) except as otherwise expressly set forth in this Section 5.2.1 above, otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement or the Franchise Agreement in any material respect.
(h)    Following the occurrence and during the continuance of an Event of Default, Borrower shall not permit Mortgage Borrower or Operating Company to exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.
5.2.4    Liens.
(e)    Borrower shall not, and shall not permit Mortgage Borrower, Leasehold Pledgor or Operating Company (for so long as the Operating Lease shall remain in effect) to, create, incur, assume or suffer to exist any Lien on any portion of the Property or the Collateral or permit any such action to be taken, except for Permitted Encumbrances; provided, however, that the same shall not constitute an Event of Default in the event of a mechanic’s, materialman’s or similar lien if the applicable mechanic’s, materialman’s or similar lien has been insured against or bonded over within thirty (30) days after Mortgage Borrower or Operating Company, as applicable, actually receives written notice of same or which are being contested, provided, further, that, it shall also not be an Event of Default if Mortgage Borrower or Operating Company shall have commenced actions to insure or bond over any such lien within such thirty (30) day period and thereafter diligently and expeditiously proceeds to insure or bond over such lien, such thirty (30) day period shall be extended for an additional ten (10) day period, provided, further that with respect to any contest (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgage Borrower, Leasehold Pledgor or Operating Company, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall cause Mortgage Borrower, Leasehold Pledgor or Operating Company to promptly upon final determination thereof pay the amount of any such lien, together with all costs, interest and penalties which may be payable in connection therewith; and (v) such proceeding shall suspend the collection of contested amounts to which such lien relates from the Property.
(f)    Borrower shall obtain Lender’s consent for any Lien for which Mortgage Borrower is required to obtain Mortgage Lender’s consent under the Mortgage Loan Documents.
5.2.5    Dissolution. Borrower shall not, and shall not permit Mortgage Borrower, Leasehold Pledgor or Operating Company to (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to (i) in the case of Mortgage Borrower, the ownership and operation of the Property, (ii) in the case of Operating Company, the leasing and operation of the Property, (iii) in the case of Borrower, the ownership of the Collateral, and (iv) in the case of Leasehold Pledgor, the ownership of the limited liability company interests in Operating Company, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Mortgage Borrower or Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Mortgage Borrower or Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of Mortgage Borrower or Principal, in each case, without obtaining the prior written consent of Lender or Lender’s designee.
5.2.6    Change In Business. Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(b).

5.2.7    Debt Cancellation. Borrower shall not, and shall not permit or cause Mortgage Borrower, Leasehold Pledgor or Operating Company to, cancel or otherwise forgive or release any claim or debt (other than termination of Leases and Operating Lease in accordance herewith or in accordance with the Mortgage Loan Agreement) owed to Borrower, Mortgage Borrower, Leasehold Pledgor or Operating Company by any Person, except for adequate consideration and in the ordinary course of business.
5.2.8    Zoning. Borrower shall not permit Mortgage Borrower or Operating Company to, initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that is reasonably likely to result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.
5.2.9    No Joint Assessment. Borrower shall not permit Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.
5.2.10    Intentionally Omitted.
5.2.11    ERISA. 13.%2.%3.%4. Neither Borrower nor Leasehold Pledgor shall engage in, and Borrower and Leasehold Pledgor shall not permit Mortgage Borrower or Operating Company to engage in, any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(a)    Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A)  neither Borrower nor Leasehold Pledgor is nor maintains an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B)  neither Borrower nor Leasehold Pledgor is subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:
(i)    Equity interests in Borrower and Leasehold Pledgor, as applicable, are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower or Leasehold Pledgor, as applicable, are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or
(iii)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).
5.2.12    Transfers. 14.%2.%3.%4. Borrower acknowledges that Lender has examined and relied on the experience of Pledgor and their respective stockholders, general partners, members, principals and (if Pledgor is a trust) beneficial owners in owning the Collateral in agreeing to make the Loan, and will continue to rely on Pledgor’s ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Collateral.
(a)    Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.1.20 and (B) Permitted Transfers.
(b)    A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Collateral, or any part thereof, or Mortgage Borrower agrees to sell the Property or any part thereof, in each case, for a price to be paid in installments; (ii) with the exception of the Operating Lease, an agreement by Mortgage Borrower or Operating Company leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s or Operating Company’s respective right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.
(c)    Notwithstanding the provisions of this Section 5.2.10 or any other provision of this Agreement or the Loan Documents, and provided in each case that (i) the Mortgage Loan and the Junior Mezzanine Loan shall have been repaid in full (other than contingent liabilities under the Mortgage Loan Documents and the Junior Mezzanine Loan Documents) or (ii) Mortgage Lender’s and Junior Mezzanine Lender’s consent to such Transfer is not required under the Mortgage Loan Documents or Junior Mezzanine Loan Documents or shall have been obtained, Lender’s consent shall not be required in connection with (A) one or a series of Transfers, of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party (including the amendment of the organizational documents of such Restricted Party solely for the purpose of reflecting such Transfers), provided, however, no such Transfer shall result in the change of Control in a Restricted Party, (B) transfers, issuances, conversions and redemptions of stock, membership interests and partnership interests in any one or more AHT Corporate Pledge Entities (but excluding pledges other than pledges under the Existing Corporate Financing) and, following a Qualified Prime Transfer, AHP Corporate Pledge Entities (but excluding pledges other than pledges under the AHP Corporate Financing), (C) all transfers of worn out or obsolete furnishings, fixtures or equipment that are reasonably promptly replaced with property of equivalent value and functionality in the ordinary course of operation of the Property, (D) all Transfers (including Permitted Encumbrances) to the extent expressly permitted under any other provision of this Agreement or the Loan Documents, (E) Transfers of stock, membership interests or partnership interests in any one or more AHT Corporate Pledge Entities pursuant to an exercise of remedies by the lenders (or an administrative agent on behalf of such lenders) under the Existing Corporate Financing, provided, that, each such lender (and any such administrative agent) is then an institutional lender, (F) Transfers of stock, membership interests or partnership interests in any one or more AHP Corporate Pledge Entities pursuant to an exercise of remedies by the lenders (or an administrative agent on behalf of such lenders) under the AHP Corporate Financing, provided that each such lender (and any such administrative agent) is then an institutional lender, and (G) a Qualified Prime Transfer. Provided, further, that (I) for so long as the Loan, the Mortgage Loan or the Junior Mezzanine Loan shall remain outstanding, (x) no pledge or other encumbrance of any direct interests in Borrower, Mortgage Borrower, Principal, Operating Company, Leasehold Pledgor or Junior Mezzanine Borrower shall be permitted (except for liens and encumbrances created by the Loan Documents, the Mortgage Loan Documents or the Junior Mezzanine Loan Documents, as applicable); and (y) none of Borrower, Mortgage Borrower, Principal, Operating Company, Leasehold Pledgor or Junior Mezzanine Borrower shall issue preferred equity that has the characteristics of mezzanine debt (such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment), and (II) as a condition to each Transfer described in clause (A) or (E) (as to any such Transfer arising prior to a Qualified Prime Transfer) above (1) of more than twenty percent (20%) of the then-outstanding direct or indirect ownership interests in the Person that is the subject of such Transfer or (2) that would result in a change of Control of such Person, Lender shall receive not less than thirty (30) days’ prior written notice of such proposed Transfer. If after giving effect to any such Transfer described in clause (A), (E) or (F) above, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion. In addition, and notwithstanding anything to the contrary in this Section 5.2.10(d), at all times (x) prior to a Qualified Prime Transfer, AHLP must continue to Control Borrower and Leasehold Pledgor and own, directly or indirectly, at least a fifty-one percent (51%) direct or indirect legal and beneficial interest in each of Borrower and Leasehold Pledgor and (y) upon the occurrence of a Qualified Prime Transfer, and at all times thereafter, AHPLP must continue to Control Borrower and Leasehold Pledgor and own, directly or indirectly, at least a fifty-one percent (51%) legal and beneficial interest in Borrower and Leasehold Pledgor. In addition to and not in limitation of the foregoing, Lender’s consent shall not be required in connection with a Transfer of direct or indirect interests in Borrower and Leasehold Pledgor made by Junior Mezzanine Borrower to secure the Junior Mezzanine Loan in accordance with the Junior Mezzanine Loan Documents.
(d)    Other than a Qualified Prime Transfer, no Transfer of the Property and assumption of the Loan shall occur during the period that is sixty (60) days prior to and sixty (60) days after a Securitization. Otherwise, Lender shall consent to a one (1) time Transfer of the Property or the legal or beneficial direct or indirect ownership interests therein or in Borrower and Leasehold Pledgor (if such Transfer is not made in accordance with Section (d) above) and an assumption of the entire Loan pursuant to this Section 5.2.10(e), which consent shall not be unreasonably withheld, conditioned or delayed, provided that Lender receives sixty (60) days’ prior written notice of such Transfer and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:
(i)    Borrower shall pay Lender a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of such transfer;
(ii)    Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Approved Rating Agencies pursuant to clause (x) below);
(iii)    the proposed transferee (the “Transferee”) or Transferee’s Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;
(iv)    Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;
(v)    Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been the subject of any Bankruptcy Action within seven (7) years prior to the date of the proposed Transfer (other than an involuntary Bankruptcy Action that was not consented to by such Person and was discharged or dismissed within ninety (90) days of the date such Bankruptcy Action was filed);
(vi)    with respect to a Transfer of the Property, Transferee shall assume all of the obligations of Mortgage Borrower and Operating Company, as applicable, under the Mortgage Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;
(vii)    there shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or any Related Entities which, in each case, is not reasonably acceptable to Lender;
(viii)    Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;
(ix)    with respect to any Transfer of the Property, Transferee must be able to satisfy all representations and covenants in Sections 4.1.30 and 4.1.40 as Transferee, and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in Sections 4.1.35, 5.1.23 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and, following a Securitization, satisfactory to the Approved Rating Agencies and (B) all certificates, agreements and legal opinions reasonably required by Lender;
(x)    if required by Lender, Transferee shall be approved by the Approved Rating Agencies, which approval, if required by Lender, shall take the form of a Rating Agency Confirmation with respect to such assumption or Transfer;
(xi)    prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender and delivered an Additional Insolvency Opinion covering the replacement guarantor;
(xii)    Borrower shall deliver, at its sole cost and expense, a new UCC Title Insurance Policy or, if reasonably acceptable to Lender, an endorsement to the existing UCC Title Insurance Policy, insuring Lender’s valid first lien on the Collateral and naming the Transferee as owner of the Collateral, which new policy or endorsement shall insure that, as of the date of the recording of the assumption agreement, the Collateral shall not be subject to any additional exceptions or liens other than those contained in the relevant UCC Title Insurance Policy issued on the date hereof and the Permitted Encumbrances relating thereto;

(xiii)    the Property shall be managed by Manager or a Qualified Manager pursuant to the Management Agreement or a Replacement Management Agreement;
(xiv)    Borrower or Transferee, at its sole cost and expense, shall deliver to Lender (i) an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender and (ii) such other bankruptcy related opinions as shall be requested by Lender, including an opinion that no fraudulent conveyance or preference results from the transfer of the Property and the assumption by the Mezzanine Entities of the obligations of Borrower of the Loan Documents;
(xv)    the Junior Mezzanine Loan shall have been repaid in full (other than contingent liabilities under the Junior Mezzanine Loan Documents) or Junior Mezzanine Lender shall have consented in writing to such Transfer, or the Junior Mezzanine Loans shall be assumed by Transferee or its Affiliates in accordance with the terms and conditions contained in the Junior Mezzanine Loan Documents;
(xvi)    all of the entities which own interests in the Transferee similar to the interests in Mortgage Borrower owned by Borrower (collectively, the “Mezzanine Entities”) (i) shall assume the Loan and all the agreements of Borrower under the Loan Documents (and without limiting the foregoing, all of the ownership interests in the Transferee, as applicable, all payments thereon and all proceeds thereof shall be pledged to Lender on terms no less favorable than the pledge of the Collateral under the Pledge Agreement), which shall be evidenced by new loan documents substantially similar (in form and substance) to the Loan Documents and otherwise reasonably acceptable to Lender in order to properly reflect the new ownership structure and the pledge of the interests thereunder, (ii) shall each be a bankruptcy-remote Special Purpose Entity, and (iii) shall otherwise have a legal, financial and ownership structure that is (A) substantially the same as Borrower, or (B) at least as favorable to Lender, as determined by Lender in its reasonable discretion, as the legal, financial and ownership structure of Borrower;
(xvii)    Lender shall have approved the Transferee’s owners title insurance policy with respect to the Property, subject only to the Permitted Encumbrances; and
(xviii)    such Transfer has been approved under the Mortgage Loan Documents by Mortgage Lender and all conditions set forth in the Mortgage Loan Documents relating thereto have been satisfied as determined by Lender in its reasonable discretion and as if each reference therein to “Lender” were to mean Lender and not Mortgage Lender.
Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Pledge Agreement and the other Loan Documents accruing after such Transfer. The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.
(e)    Upon a Qualified Prime Transfer (and satisfaction of all conditions precedent set forth in such definition), AHPLP shall join the Guaranty, the Environmental Indemnity and any

Completion Guaranty as a joint and several “Guarantor” and “Indemnitor” thereunder, respectively, and become a Guarantor under this Agreement unless, if at the time of the Qualified Prime Transfer, the net worth of AHP is equal to at least seventy-five percent (75%) of the net worth of AHP as set forth in the Form 10 as reasonably determined by Lender based on the financial statements and other financial information reasonably requested by Lender, which financial statements and other financial information shall be certified by AHP as true, complete and correct, and AHLP shall be released from all obligations under the Guaranty and Environmental Indemnity arising from and after the date of the Qualified Prime Transfer.
(f)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in breach of this Agreement. This provision shall apply to every Transfer in breach of this Agreement, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.
5.2.13    Operating Lease.
(a)    Except as provided in Section 5.1.24 of this Agreement, Borrower shall not permit Mortgage Borrower or Operating Company to, as applicable (i) breach any material covenants, agreements and obligations required to be performed and observed by Mortgage Borrower or Operating Company under the Operating Lease, (ii) enter into an assignment or sublease of Operating Company’s interest in the Operating Lease without Lender’s prior written consent, (iii) surrender, terminate, cancel, amend or modify in any material respect the Operating Lease, (iv) reduce or consent to the reduction of the term of (or permit the reduction or consent to the reduction) the Operating Lease; (v) increase or consent to the increase of the amount of any rent, fees or other charges payable under the Operating Lease or permit Operating Company to accrue rent under the Operating Lease; or (vi) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Operating Lease in any material respect.
(b)    Following the occurrence and during the continuance of an Event of Default, Borrower shall not permit Mortgage Borrower or Operating Company to, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Operating Lease without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.
(c)    Notwithstanding anything contained to the contrary in subsection (a)(iii), Mortgage Borrower shall be entitled to terminate or modify the Operating Lease upon satisfaction of the conditions and in accordance with the terms of Section 5.2.11 of the Mortgage Loan Agreement.
(d)    Any Borrower request for Lender’s consent under subclauses (iii) through (v) of clause (a) above shall be subject to the Deemed Approval Standard.
5.2.14    Submerged Land Lease. Without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not cause or permit Mortgage Borrower to (a) surrender, terminate or cancel the Submerged Land Lease;

(b) reduce or consent to the reduction of the term of the Submerged Land Lease; (c) increase or consent to any increase of the amount of any charges under the Submerged Land Lease; (d) modify, change, supplement, alter or amend the Submerged Land Lease or waive or release in any material respect any of Mortgage Borrower’s rights and remedies under the Submerged Land Lease; or (e) grant its consent or approval as may be requested in connection with the terms and provisions of the Submerged Land Lease with respect to any material matter except as may be required thereunder.
5.2.15    Material Agreements. Borrower shall not and shall cause Mortgage Borrower, Leasehold Pledgor and Operating Company to not, without Lender’s prior written consent, which approval shall be subject to the Deemed Approval Standard: (i) enter into (except for Material Agreements in effect on the Closing Date), surrender or terminate any Material Agreement to which it is a party (unless (A) the other party thereto is in default and the termination of such agreement would be commercially reasonable or (B) such termination is effectuated in the ordinary course of the business of Mortgage Borrower, Leasehold Pledgor or Operating Company and in compliance with the terms of such Material Agreement and, to the extent that the services provided pursuant to such Material Agreement continue to be required in Mortgage Borrower’s reasonable opinion with respect to the Property, Mortgage Borrower or Operating Company shall enter into a contract with a replacement service provider in accordance with the terms of this Section 5.2.13), (ii) increase or consent to the material increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arm’s-length basis and commercially reasonable terms.
5.2.16    Limitation on Securities Issuances. None of Borrower, Mortgage Borrower, Principal or Junior Mezzanine Borrower shall issue any limited liability company interests, partnership interests, capital stock interests or other securities other than those that have been issued as of the date hereof, except as may be expressly required pursuant to the terms of Section 9.1.1(c) or 9.1.3 of the Mortgage Loan Agreement.
5.2.17    Limitations on Distributions. No provision of the Loan Documents shall, or shall be deemed to, restrict or prohibit any distributions from Mortgage Borrower, Principal or Borrower to any constituent owner. Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to Junior Mezzanine  Borrower.
5.2.18    Other Limitations. Except as otherwise expressly permitted herein, prior to the payment in full of the Debt, neither Borrower nor any of its Affiliates shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:
(a)    except as permitted by Lender herein (i) any prepayment in full of the Mortgage Loan unless the Loan is prepaid in full concurrently therewith, or (ii) except as expressly set forth Section 5.2.10 herein, any Transfer of the Property or any portion thereof;

(b)    creating, incurring, assuming or suffering to exist any additional Liens on any portion of the Property except for Permitted Encumbrances and rights of contest expressly permitted by the Mortgage Loan Agreement and this Agreement;
(c)    except as may be expressly required pursuant to the terms of the Mortgage Loan Agreement, any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents (other than a termination that is effected pursuant to the provisions of the Mortgage Loan Documents and does not otherwise violate the terms of this Agreement or the other Loan Documents);
(d)    the distribution to the partners, members or shareholders of Mortgage Borrower of property other than cash;
(e)    except (i) as set forth in an Approved Annual Budget, (ii) as permitted under the Mortgage Loan Documents or (iii) in connection with alterations performed subject to and in accordance with Section 5.1.21 of this Agreement, any (A) improvement, renovation or refurbishment of all or any part of the Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the Property, (B) removal, demolition or material alteration of the Improvements or Equipment on the Property or (C) material increase in the square footage or gross leasable area of the Improvements on the Property if a material portion of any of the expenses in connection therewith are paid or incurred by Mortgage Borrower; or
(f)    except as otherwise expressly permitted herein or pursuant to the Mortgage Loan Agreement, any material change in the method of conduct of the business of Mortgage Borrower or Borrower that would reasonably be expected to have a Material Adverse Effect on Mortgage Borrower’s or Borrower’s ability to perform its obligations under the Mortgage Loan Documents or Loan Documents, as applicable, and/or on the use, operation or value of the Property, such consent to be given in the sole discretion of the Lender.
5.2.19    Contractual Obligations. Other than the Loan Documents, the Borrower Operating Agreement, the Mortgage Borrower Company Agreement and the Principal Company Agreement, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a limited partner, member or shareholder, as applicable, of Mortgage Borrower or Principal.
5.2.20    Refinancing. Borrower shall not consent to or permit a refinancing of the Mortgage Loan (other than in connection with the simultaneous payoff or refinancing of the Loan, in its entirety and in accordance with the terms and provisions of the Loan Documents and the Mortgage Loan Documents, respectively), unless it obtains the prior consent of Lender, which consent may be given or withheld by Lender in its sole discretion.
5.2.21    Bankruptcy Related Covenants.

(a)    To the extent permitted by applicable Legal Requirements, Borrower shall not, and shall not cause Mortgage Borrower, Principal, Operating Company or Leasehold Pledgor to, seek or consent to substantive consolidation of any of the foregoing into the bankrupt estate of any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor, in connection with a case or proceeding under the Bankruptcy Code or under the Bankruptcy Code involving any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor.
(b)    To the extent permitted by applicable Legal Requirements, Borrower shall not, and shall not cause Mortgage Borrower to cause or permit Operating Company, Leasehold Pledgor, Junior Mezzanine Borrower, any other Restricted Party, any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor, or any Affiliate of the foregoing to, contest, oppose or object to any motion made by Lender to obtain relief from the automatic stay or seek to reinstate the automatic stay in connection with a case or proceeding under the Bankruptcy Code or under any other federal, state or foreign insolvency law involving any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor.
(c)    To the extent permitted by applicable Legal Requirements, Borrower shall not, and shall not cause Mortgage Borrower to cause or permit Operating Company, Leasehold Pledgor, Junior Mezzanine Borrower, any other Restricted Party, any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor, or any Affiliate of the foregoing to, provide, originate, acquire an interest in or solicit (in writing) or accept from any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor, or any Affiliate of any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor, or any other Restricted Party, any debtor-in-possession financing on behalf of any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor, in the event that any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor is the subject of a case or proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving any guarantor or indemnitor with respect to the Loan, including, without limitation, Guarantor.
ARTICLE VI    – INSURANCE; CASUALTY; CONDEMNATION;
Section 6.1    Insurance. 15.%2.%3.%4. Borrower shall cause Mortgage Borrower to maintain, or cause to be maintained, at all times during the term of the Loan the insurance required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender and Borrower to each be named as an additional insured under the insurance policies described in Section 6.1(a)(v), (vii) and (viii) of the Mortgage Loan Agreement. In addition, Borrower shall cause Lender to be named as a loss payee together with Mortgage Lender, as their interest may appear but subject to the terms of the Intercreditor Agreement, under the insurance policies required under Sections 6.1(a)(i), (ii), (iii), (iv), (ix) and (x) of the Mortgage Loan Agreement. Borrower shall give written notice to Lender if the policy has not been renewed thirty (30) days prior to its expiration. Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(d)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but no more coverage than is required under the Mortgage Loan Agreement) after ten (10) days’ notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Collateral and shall bear interest at the Default Rate.
Section 6.2    Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such Casualty (if the damage caused thereby exceeds the Threshold Amount) to Lender and shall cause Mortgage Borrower or Operating Company, as applicable, to promptly commence and diligently prosecute to completion the repair and restoration of such as nearly as possible to the condition the Property was in immediately prior to such Casualty (with such alterations as may be approved pursuant to the Mortgage Loan Agreement) and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.
Section 6.3    Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall cause Mortgage Borrower or Operating Company, as applicable, from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Borrower or Operating Company, as applicable, at its expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Net Liquidation Proceeds After Debt Service shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Net Liquidation Proceeds After Debt Service by the condemning authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower or Operating Company, as applicable, to promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 of the Mortgage Loan Agreement and otherwise comply with the provisions of Section 6.4 of the Mortgage Loan Agreement.
Section 6.4    Restoration. Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender or Operating Company, as applicable, under Section 6.4 of the Mortgage Loan Agreement and to otherwise comply in all respects with Section 6.4 of the Mortgage Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation.
ARTICLE VII    – RESERVE FUNDS
Section 7.1    Required Repairs. Borrower shall, or shall cause Mortgage Borrower, to perform the Required Repairs, in accordance with all of the terms and conditions set forth in Section 7.1 of the Mortgage Loan Agreement.
Section 7.2    Tax and Insurance Escrow Fund. 16.%2.%3.%4.  Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 7.2 of the Mortgage Loan Agreement.
(i)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Tax and Insurance Escrow Fund pursuant to the terms of Section 7.2 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to establish and maintain a reserve account that would operate in the same manner as the Tax and Insurance Escrow Fund pursuant to Section 7.2 of the Mortgage Loan Agreement, and (B) the provisions of Section 7.2 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 7.3    Replacements and Replacement Reserve Fund.
(g)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 7.3 of the Mortgage Loan Agreement.
(h)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents, (i) Mortgage Borrower is required to maintain the Replacement Reserve Account pursuant to the terms of Section 7.3 of the Mortgage Loan Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to establish and maintain a reserve account that would operate in the same manner as the Replacement Reserve Account pursuant to Section 7.3 of the Mortgage Loan Agreement, and (B) the provisions of Section 7.3 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 7.4    Intentionally Omitted.
Section 7.5    Excess Cash Flow Reserve Fund.
(a)    Borrower shall cause Mortgage Borrower to comply with all the terms and conditions set forth in Section 7.5 of the Mortgage Loan Agreement.
(b)    In the event that, prior to the payment and performance in full of all obligations of Borrower under the Loan Documents (i) Mortgage Borrower is required to maintain the Excess Cash Flow Reserve Account pursuant to the terms of Section 7.5 of the Mortgage Loan

Agreement, but Mortgage Lender waives such requirement, or (ii) the Mortgage Loan has been repaid in full, (A) Lender shall have the right to require Borrower to establish and maintain a reserve account that would operate in the same manner as the Excess Cash Flow Reserve Account pursuant to Section 7.5 of the Mortgage Loan Agreement, and (B) the provisions of Section 7.5 of the Mortgage Loan Agreement and all related definitions shall be incorporated herein by reference.
Section 7.6    Mezzanine Reserve Funds, Generally. 17.%2.%3.%4. Borrower grants to Lender a first-priority perfected security interest in each of the Mezzanine Reserve Funds and any and all monies now or hereafter deposited in each of the Mezzanine Reserve Funds as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Mezzanine Reserve Funds shall constitute additional security for the Debt.
(a)    During the continuance of an Event of Default or a Cash Sweep Period that has been caused by the occurrence of any Bankruptcy Action of Manager described in Section 2.6.2(c) of the Mortgage Loan Agreement, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Mezzanine Reserve Funds to the payment of the Debt in any order in its sole discretion in accordance with the Cash Management Agreement.
(b)    The Mezzanine Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Mezzanine Reserve Funds shall be held in an Eligible Account in Permitted Investments as directed by Lender or Lender’s Servicer. Unless expressly provided for in this Article VII, all interest on each of the Mezzanine Reserve Funds shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Mezzanine Reserve Funds credited or paid to Borrower.
(c)    Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Mezzanine Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(d)    Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Mezzanine Reserve Funds. Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Mezzanine Reserve Funds or the performance of the obligations for which the Mezzanine Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Mezzanine Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.
(e)    Intentionally omitted.

(f)    Any amount remaining in the Mezzanine Reserve Funds after the Debt has been paid in full shall be returned (i) if any portion of the Junior Mezzanine Loan Debt (other than any contingent liabilities under the Junior Mezzanine Loan Documents) is then outstanding, to Junior Mezzanine Lender, or (ii) if no portion of the Junior Mezzanine Loan Debt (other than any contingent liabilities under the Junior Mezzanine Loan Documents) is then outstanding, to Borrower.
Section 7.7    Transfer of Funds In Mortgage Reserve Accounts. If Mortgage Lender waives any Reserve Funds or other reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, which reserves or escrow accounts are also required in accordance with the terms of this Article VII, or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve Funds in respect of which Mezzanine Reserve Funds are required hereunder are not required under the new mortgage loan, if any, then Borrower shall cause any amounts that would have been deposited into any Reserve Funds or other reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VII (and Borrower shall enter into a cash management agreement and lockbox agreement for the benefit of Lender substantially similar to the arrangement entered into at the time of the closing of the Mortgage Loan).
ARTICLE VIII    – DEFAULTS
Section 8.1    Event of Default. 18.%2.%3.%4. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(iv)    subject to Section 2.6.3 hereof, if any portion of the Debt is not paid when due;
(v)    subject to Section 5.1.2 hereof, if any of the Taxes or Other Charges are not paid prior to the date on which any fees, interest or other penalties or charges shall become due in respect of such unpaid amounts;
(vi)    if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;
(vii)    if Pledgor Transfers or otherwise encumbers, or causes or permits Mortgage Borrower or Operating Company to Transfer or otherwise encumber, any portion of the Property or the Collateral without Lender’s prior written consent in violation of the provisions of this Agreement, Article 6 of the Mortgage, the Pledge Agreement or any other Loan Document (subject in all events to provisions of this Agreement and the other Loan Documents regarding permitted contests of Liens);
(viii)    if any representation or warranty made by Pledgor herein (including any representation or warranty of Mortgage Borrower that is incorporated herein by reference pursuant to Section 4.1.21 hereof and made by Borrower hereunder) or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document now or hereafter furnished to Lender in connection with the Loan shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a material adverse effect on Borrower, Leasehold Pledgor, Mortgage Borrower, Operating Company, the Property, the Collateral, Lender (including, without limitation, Lender’s security interest in the Collateral) or the Loan and such representation or warranty was not, to the knowledge of Pledgor or any of its Affiliates (including, without limitation, any Affiliated Manager), false or misleading in any material respect when made, then the same shall not constitute an Event of Default unless Borrower has not cured the same within five (5) Business Days after receipt by Borrower of notice from Lender of such breach;
(ix)    if Pledgor, Mortgage Borrower, Operating Company or Principal shall make an assignment for the benefit of creditors;
(x)    if a receiver, liquidator or trustee shall be appointed for Pledgor, Mortgage Borrower, Operating Company or Principal or if Pledgor, Mortgage Borrower, Operating Company or Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Pledgor, Mortgage Borrower, Operating Company or Principal, or if any proceeding for the dissolution or liquidation of Pledgor, Mortgage Borrower, Operating Company or Principal shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Pledgor, Mortgage Borrower, Operating Company or Principal upon the same not being discharged, stayed or dismissed within ninety (90) days;
(xi)    if Pledgor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(xii)    if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(xiii)    if Borrower breaches any covenant contained in (i) Section 4.1.30 hereof, provided, that, if such breach occurs and, in the event that no Bankruptcy Action shall have been filed with respect to the Person in respect of which such breach occurred prior to the time that Lender becomes aware of the breach, continues beyond a cure period ending on the earlier of (A) five (5) Business Days after Borrower’s receipt of notice thereof from Lender and (B) the filing of any such Bankruptcy Action, and (other than after the filing of any such Bankruptcy Action) Borrower fails to deliver to Lender, within five (5) Business Days after a request therefor from Lender, an Additional Insolvency Opinion to the effect that such breach shall not impair, negate or adversely change the opinions rendered in the Insolvency Opinion, or (ii) any negative covenant contained in Section 5.2 hereof or Section 4 of the Pledge Agreement (subject in all events to provisions of this Agreement and the other Loan Documents regarding permitted contests of Liens);
(xiv)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(xv)    if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
(xvi)    if (A) a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default causes Manager to terminate or cancel such Management Agreement (or such Replacement Management Agreement) and a Replacement Management Agreement is not entered into promptly thereafter but in no event later than sixty (60) days after such termination, or (B) any Bankruptcy Action of Manager occurs and such occurrence is reasonably likely (as determined by Lender in its sole discretion) to have a Material Adverse Effect; provided, further, however, it shall be at Lender’s option to determine whether an occurrence described in this subclause (B) shall be an Event of Default; (provided, further, however, that, no Event of Default shall be deemed to have occurred solely as a result of a Bankruptcy Action with respect to Manager if (i) such Bankruptcy Action is involuntary and none of Mortgage Borrower, Borrower, any Affiliated Manager nor any affiliate of Mortgage Borrower, Borrower or any Affiliated Manager has colluded with or assisted in such involuntary filing, and (ii) within sixty (60) days of the date such Bankruptcy Action occurs (A) such Bankruptcy Action is discharged or dismissed, or (B) Mortgage Borrower replaces such Manager with a Qualified Manager pursuant to a Replacement Management Agreement);
(xvii)    if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower from Lender;

(xviii)    Borrower shall fail to obtain and/or maintain the Senior Mezzanine Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable, as required pursuant to Section 2.2.7 hereof;
(xix)    if Pledgor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or the other Loan Documents not specified in subsections (i) to (xv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Pledgor shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Pledgor in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;
(xx)    if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Pledgor, Mortgage Borrower, the Collateral or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(xxi)    if a material default has occurred and continues beyond any applicable cure period under the Franchise Agreement (if any) if such default causes Franchisor to terminate or cancel the Franchise Agreement and (A) a Replacement Franchise Agreement is not entered into promptly thereafter, or (B) Borrower fails to cause Mortgage Borrower to promptly operate the Property without a Franchise Agreement in the same manner as the Property was operated on the Closing Date;
(xxii)    if Borrower, Mortgage Borrower or Operating Company ceases to do business as a hotel at the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation);
(xxiii)    if the Operating Lease shall be surrendered or if the Operating Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, except with the consent of Lender; or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, restated or amended without the consent of Lender except as may otherwise expressly permitted in this Agreement;
(xxiv)    if Mortgage Borrower shall be in default in any of its material obligations beyond any applicable notice and cure period under the Submerged Land Lease; or
(xxv)    if a Mortgage Loan Event of Default shall occur.

(j)    Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Pledgor and the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and all or any part of the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Collateral is located, against Pledgor, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.2    Remedies. 19.%2.%3.%4. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Leasehold Pledgor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Pledgor or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.
(i)    With respect to Pledgor and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Collateral for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Collateral, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by the Pledge Agreement and the other Loan Documents and not previously recovered.
(j)    Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints (and shall cause Leasehold Pledgor so to appoint) Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying (and shall cause Leasehold Pledgor so to ratify) all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower and Leasehold Pledgor by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(k)    As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.
(l)    Any amounts recovered from the Collateral after and during the continuance of an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.
Section 8.3    Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Pledgor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.4    Right to Cure Defaults. During the continuation of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and/or Leasehold Pledgor and without releasing Borrower and/or Leasehold Pledgor from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Subject to the rights of Mortgage Lender, if any, Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.4, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Lender. Upon the occurrence and during the continuance of a Mortgage Loan Event of Loan Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower, Leasehold Pledgor, Mortgage Borrower, or Operating Company and without releasing Borrower or Leasehold Pledgor from any obligation under the Loan Documents or being deemed to have cured any Mortgage Loan Event of Default, make, do or perform any obligation of Mortgage Borrower or Operating Company under the Mortgage Loan Documents in such manner and to such extent as Lender may deem necessary. All such costs and expenses incurred by Lender in remedying such Mortgage Loan Event of Default or such failed payment or act shall bear interest at the Default Rate, for the period after such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
ARTICLE IX    – SPECIAL PROVISIONS
Section 9.1    Securitization.
9.1.2    Sale of Notes and Securitization. 20.%2.%3.%4. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).
(c)    At the written request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts, at no cost, expense or liability to Borrower, to provide, cause Mortgage Borrower or Operating Company to provide or otherwise cause to be provided, information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Lender shall have the right to provide to prospective investors and the Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Mortgage Borrower, Principal, Leasehold Pledgor, Operating Company, Manager, Guarantor, if any, the Collateral, the Property and any Tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents. Borrower agrees that each of Borrower, Mortgage Borrower, Leasehold Pledgor, Principal, Operating Company, Guarantor and any Manager that is an Affiliated Manager and their respective officers and representatives, shall, at Lender’s request, at Lender’s sole cost and expense, reasonably cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Borrower, Mortgage Borrower, Leasehold Pledgor, Operating Company, Principal and Guarantor agree to review, at Lender’s written request in connection with the Securitization, the Disclosure Documents as such Disclosure Documents relate to Borrower, Mortgage Borrower, Leasehold Pledgor, Principal, Operating Company, Guarantor, the Collateral, the Property and the Loan, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Pledge Agreement,” “Description of the Mezzanine Loan and Pledged Collateral,” “The Managers,” “The Borrower,” “The Operating Lease” and “Certain Legal Aspects of the Mezzanine Loan” (or sections similarly titled or covering similar subject matters) and shall confirm that the factual statements and representations contained in such sections and such other information in the Disclosure Documents (to the extent such information relates to, or is based on, or includes any information regarding the Property, the Collateral, Borrower, Mortgage Borrower, Leasehold Pledgor, Principal, Operating Company, Guarantor, Manager and/or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
(d)    Borrower agrees to make upon Lender’s written request, at no cost, liability or expense to Borrower, without limitation, all structural or other changes to the Loan, the Mortgage Loan and the Junior Mezzanine Loan (including delivery of one or more new component notes to replace the original Note, the Mortgage Note or the Junior Mezzanine Note or modify the original Note, the Mortgage Note or the Junior Mezzanine Note to reflect multiple components of the Loan, the Mortgage Loan or the Junior Mezzanine Loan and such new notes or modified note may have different original principal balances, interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, the Mortgage Loan or the Junior Mezzanine Loan, creation of one or more additional mezzanine loans (including amending Borrower’s organizational structure to provide for one or more additional mezzanine borrowers), delivery of opinions of counsel acceptable to the Approved Rating Agencies or potential investors and addressing such matters as the Approved Rating Agencies or potential investors may require; provided, however, that in creating such new notes or modified notes or additional mezzanine notes Borrower shall not be required to modify (i) the initial aggregate weighted average interest rate payable under the Note, the Mortgage Note and the Junior Mezzanine Note, (ii) the stated maturity of the Note, the Mortgage Note and the Junior Mezzanine Note, (iii) the aggregate amortization of principal of the Note, the Mortgage

Note and the Junior Mezzanine Note, (iv) any other material economic term of the Loan, the Mortgage Loan or the Junior Mezzanine Loan taken as a whole, (v) the Loan Documents, the Mortgage Loan Documents or the Junior Mezzanine Loan Documents so as to decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents, Mortgage Borrower is permitted to perform its obligations under the Mortgage Loan Documents or Junior Mezzanine Borrower is permitted to perform its obligations under the Junior Mezzanine Loan Documents or (vi) the aggregate principal balance then outstanding under the Loan, the Mortgage Loan or the Junior Mezzanine Loan so as to increase the same. In connection with the foregoing, Borrower covenants and agrees to modify in a manner that is not materially adverse to Borrower the Cash Management Agreement to reflect the newly created components and/or additional mezzanine loans.
(e)    If requested by Lender, to the extent in the possession or control of Borrower or any Affiliate thereof or available to any of the same in the exercise of commercially reasonable efforts, Borrower shall provide Lender, promptly upon request, with any financial statements, financial, statistical or operating information or other information as Lender shall determine necessary or appropriate (including items required (or items that would be required if the Securitization were offered publicly) pursuant to Regulation AB under the Securities Act, or the Exchange Act, or any amendment, modification or replacement thereto) or required by any other legal requirements, in each case, in connection with any private placement memorandum, prospectus or other disclosure documents or materials or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.
9.1.3    Securitization Costs. Notwithstanding anything in this Agreement to the contrary, all reasonable third-party costs and expenses incurred by Borrower, Guarantor and any Manager in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower, provided that Lender shall reimburse Borrower for all reasonable, third-party, out-of-pocket expenses to the extent the same incurred solely in connection with Borrower’s review of Covered Disclosure Information exceed Ten Thousand and No/100 Dollars ($10,000.00) in the aggregate (taking into account expenses previously paid by Mortgage Borrower pursuant to Section 9.1.2 of the Mortgage Loan Agreement).
Section 9.2    Securitization Cooperation. 21.%2.%3.%4. Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(f)    Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.
Section 9.3    Exculpation. 22.%2.%3.%4. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Pledgor to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Pledgor, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Pledgor only to the extent of Pledgor’s interest in the Collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Pledgor in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Pledgor (if applicable) as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) intentionally omitted; or (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower (if applicable) in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Collateral.
(c)    Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys’ fees and court costs) incurred or suffered by Lender arising out of or in connection with the following:
(i)    fraud or intentional misrepresentation by Pledgor, Mortgage Borrower, Operating Company, Principal or Guarantor in connection with the Loan;
(ii)    the gross negligence or willful misconduct of Pledgor, Mortgage Borrower, Operating Company, Principal or Guarantor;
(iii)    material physical waste of the Property by Pledgor, Mortgage Borrower, Operating Company, Principal or Guarantor or any Affiliate of any of the foregoing (including without limitation, Affiliated Manager);
(iv)    the removal or disposal of any portion of the Property by Pledgor, Mortgage Borrower, Operating Company, Principal or Guarantor or any Affiliate of any of the

foregoing in violation of the Loan Documents during the continuance of an Event of Default (including without limitation, Affiliated Manager);
(v)    the misapplication or conversion by Pledgor, Mortgage Borrower, Operating Company, Principal or Guarantor of (A) any Net Liquidation Proceeds After Debt Service or Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;
(vi)    failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of the Property or Collateral if there is sufficient cash flow from the Property to pay the same (except to the extent such failure occurs solely as a result of Lender or Mortgage Lender applying Rents to the Debt, or holding Rents as additional collateral for the Loan, during the continuance of an Event of Default or a Cash Sweep Period that has been caused by a Cash Sweep Event that is the occurrence of any Bankruptcy Action of Manager described in Section 2.6.2(c) of the Mortgage Loan Agreement, and such charges or judgments relate to or otherwise arose in respect of work, matters or other actions that commenced prior to the occurrence of such Event of Default or Cash Sweep Event);
(vii)    any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Mortgage Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(viii)    failure by Pledgor, Mortgage Borrower, Principal or Operating Company to maintain its status as a Single Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 or 4.1.40 hereof (other than any covenant pursuant to clause (xii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof);
(ix)    Borrower’s failure to obtain and/or maintain the Senior Mezzanine Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable, as required pursuant to Section 2.2.7 hereof; or
(x)    any distribution made in violation of Section 5.2.15 hereof.
(d)    Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Pledge Agreement or to require that all Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower in the event of any of the following:

(A)    (1) Pledgor, Mortgage Borrower, Operating Company or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (2) the filing of an involuntary petition against Pledgor, Mortgage Borrower, Operating Company or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Pledgor, Mortgage Borrower, Operating Company, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Pledgor, Mortgage Borrower, Operating Company or Principal from any Person; (3)  Pledgor, Mortgage Borrower, Operating Company or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (4)  Pledgor, Mortgage Borrower, Operating Company or Principal consenting to or acquiescing in or joining in an application (other than by Lender) for the appointment of a custodian, receiver, trustee, or examiner for Pledgor, Mortgage Borrower, Operating Company or Principal or any portion of the Property or the Collateral; (5) Pledgor, Mortgage Borrower, Operating Company or Principal making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or
(B)    if (1) Pledgor fails to obtain Lender’s prior written consent as required by this Agreement or in the Pledge Agreement to any Indebtedness or voluntary Lien encumbering the Collateral that is superior to the Lien of the Pledge Agreement; (2) Pledgor, Mortgage Borrower, Principal or Operating Company fails to maintain its status as a Single Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 or 4.1.40 hereof (other than any covenant pursuant to clause (xii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof) and such failure (x) is cited as a factor in the substantive consolidation of the properties or assets of Pledgor, Mortgage Borrower, Principal or Operating Company (as the case may be) with those of any other Person in any action or proceeding under the Bankruptcy Code or (y) results in the dissolution of Mortgage Borrower, or (3) Pledgor fails to obtain Lender’s prior written consent to any other Transfer if and as required by this Agreement or the Pledge Agreement; provided, however, that a Transfer resulting from the exercise of Lender’s rights under the Loan Documents, including the delivery of an assignment-in-lieu of foreclosure, or the consummation of any enforcement action by the holder of the Mortgage Loan or the Junior Mezzanine Loan, including the delivery of a deed-in-lieu or an assignment-in-lieu of foreclosure, shall not be a violation of Section 5.2.10 or Section 4.1.30 which gives rise to personal liability for Borrower or Guarantor under this Section 9.3.
(e)    Notwithstanding anything contained in this Agreement, the Guaranty or the other Loan Documents to the contrary, Borrower and Guarantor shall have no personal liability arise under this Section 9.3 to the extent solely a result of (i) the exercise of remedies by Lender under the Loan Documents, Mortgage Lender under the Mortgage Loan Agreement or Junior

Mezzanine Lender under the Junior Mezzanine Loan Documents, or any deed or assignment in lieu thereof, or (ii) any action or omission of (A) Mortgage Lender, its agents or a receiver from and after a foreclosure, deed-in-lieu of foreclosure or appointment of a receiver on all or any portion of the Property (or any purchaser at foreclosure or any transferee of Mortgage Lender or such purchaser), (B) Lender, its agents or a receiver from and after a foreclosure, assignment in lieu of foreclosure or appointment of a receiver on all or any portion of the Collateral (or any purchaser at foreclosure or any transferee of Lender or such purchaser) or any Person, one hundred percent (100%) of the direct or indirect equity interests of which are owned by any of the foregoing pursuant to any such foreclosure, assignment-in-lieu of foreclosure, or purchase at foreclosure, unless Lender, such purchaser, such transferee of Lender or its designee, or such transferee of such purchaser, is a Guarantor Related Party or (C) Junior Mezzanine Lender, its agents or a receiver from and after a foreclosure, assignment-in-lieu of foreclosure or appointment of a receiver on all or any portion of the collateral securing the Junior Mezzanine Loan (or any purchaser at such foreclosure or any transferee of the Junior Mezzanine Lender or such purchaser) or any Person, one hundred percent (100%) of the direct or indirect equity interests of which are owned by any of the foregoing pursuant to any such foreclosure, assignment-in-lieu of foreclosure, or purchase at foreclosure, unless such Person, or Junior Mezzanine Lender, such purchaser, such transferee of Junior Mezzanine Lender, or such transferee of such purchaser, is a Guarantor Related Party. Notwithstanding anything contained in this Agreement, the Guaranty or the other Loan Documents to the contrary, the liabilities of Borrower and Guarantor arising under this Section 9.3 shall be limited to such liabilities arising or incurred at a time when Borrower or Leasehold Pledgor are Controlled by (1) AHLP (or following a Qualified Prime Transfer, AHPLP and/or AHLP, as the case may be) or (2) any Affiliate of AHLP (or following a Qualified Prime Transfer, AHPLP and/or AHLP, as the case may be) (each Person described in clause (1) or (2), a “Guarantor Related Party”).
Section 9.4    Matters Concerning Manager. If (a) in the event Manager is an Affiliated Manager only, (i) Lender accelerates the maturity of all or any portion of the Debt following the occurrence and continuance of an Event of Default hereunder, or (ii) a Transfer of direct or indirect interests in Affiliated Manager occurs, and, after giving effect to such Transfer, Archie Bennett, Jr. or Monty Bennett (individually or collectively) do not directly or indirectly own at least fifty-one percent (51%) of Affiliated Manager and Control Affiliated Manager, (b) a Manager shall become subject to a Bankruptcy Action (other than an involuntary Bankruptcy Action which is discharged or dismissed within sixty (60) days after the date such Bankruptcy Action was filed), or (c) an event of default occurs on the part of Manager under the Management Agreement after the expiration of all applicable notice and cure periods thereunder, subject to the rights of Mortgage Lender under Section 9.4 of the Mortgage Loan Agreement, at the request of Lender, Borrower shall, or shall cause Mortgage Borrower or Operating Company, as applicable, to the extent permitted by law, to terminate the Management Agreement and replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.
Section 9.5    Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Lender shall be responsible for any set up fees or any other initial costs relating to or arising under the Servicing Agreement and for payment of the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement and any fees or expenses required to be borne by, and not reimbursable to, Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for (a) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent charges are due pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer or trustee in respect of the protection and preservation of the Collateral and (b) all costs and expenses, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees payable by Lender to Servicer: (i) as a result of an Event of Default under the Loan or the Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents or of any insolvency or bankruptcy proceeding; (ii) any liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees that are due and payable to Servicer under the Servicing Agreement or the trustee, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis; (iii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that Servicer or the trustee may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement); or (iv) any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, assumption or modification of the Loan.
Section 9.6    Matters Concerning Franchisor. If (i) Franchisor shall become bankrupt or insolvent or (b) a material default on the part of Franchisor occurs under the Franchise Agreement giving Mortgage Borrower or Operating Company, as applicable, the right to terminate the Franchise Agreement, Borrower shall cause Mortgage Borrower or Operating Company, as applicable, to, at the request of Lender, subject to the rights of Mortgage Lender under Section 9.6 of the Mortgage Loan Agreement, terminate the Franchise Agreement and replace the Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, it being understood and agreed that the franchise fee for such replacement franchisor shall not exceed then prevailing market rates.
ARTICLE X    – MISCELLANEOUS
Section 10.1    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid, unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 10.2    Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.
Section 10.3    Governing Law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

(g)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Corporation Service Company
80 State Street
Albany, New York 12207-2543
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 10.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Leasehold Pledgor, as applicable, therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Leasehold Pledgor, shall entitle Borrower or Leasehold Pledgor, as applicable, to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179 Attention: Joseph E. Geoghan Facsimile No.: (212) 834-6029

with a copy to:	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179 Attention: Nancy Alto Facsimile No.: (917) 546-2564 and
Hunton & Williams LLP
200 Park Avenue
New York, New York 10166
Attention: Donald F. Simone, Esq.
Facsimile No.: (212) 656-1203

If to Borrower:	14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 Attention: David Brooks Facsimile No.: (972) 490-9605

With a copy to:	Gardere Wynne Sewell LLP 1601 Elm Street, Suite 3000 Dallas, Texas 75201 Attention: Cynthia Nelson, Esq. Facsimile No.: (214) 999-3884
A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.
Section 10.7    Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH WAIVE ANY RESPECTIVE RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY RESPECTIVELY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER, AS APPLICABLE.
Section 10.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 10.12    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13    Expenses; Indemnity. Except as otherwise expressly provided in this Agreement, 24.%2.%3.%4. Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all (i) reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower and Leasehold Pledgor (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property or the Collateral); (B) Borrower’s and Leasehold Pledgor’s ongoing performance of and compliance with Borrower’s and Leasehold Pledgor’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (C) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (D) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (E) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; and (F) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; and (ii) costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (x) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Pledgor, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (y) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or the Collateral (including, without limitation, any fees and expenses incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.5; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
(a)    Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.
(b)    Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
Section 10.14    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.16    No Joint Venture or Partnership; No Third Party Beneficiaries. 25.%2.%3.%4. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower or Leasehold Pledgor, on the one hand, and Lender, on the other hand, nor to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.
(c)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 10.17    Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPMorgan Chase Bank, National Association, or any of their Affiliates shall be subject to the prior written approval of Lender and JPMorgan Chase Bank, National Association in their sole discretion.
Section 10.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives (and shall cause Leasehold Pledgor to waive) all rights to a marshalling of the assets of Borrower or Leasehold Pledgor, as applicable, Borrower’s and Leasehold Pledgor’s respective partners and others with interests in Borrower or Leasehold Pledgor, as applicable, and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 10.19    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 10.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21    Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders other than Eastdil Secured (“Broker”) in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt. Borrower acknowledges that Lender may be paying Broker, at its sole cost and expense, a servicing strip in connection with certain of the sub-servicing activities to be performed by Broker following the closing of the Loan.
Section 10.22    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23    Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.
Section 10.24    Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:
(a)    the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and Leasehold Pledgor at any reasonable times upon reasonable notice;
(c)    the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and
(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower or Leasehold Pledgor of any other significant property (other than personal property required for the day to day operation of the Property).
The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
ASHFORD PIER HOUSE MEZZ A LLC, a Delaware limited liability company
By: /s/ David A. Brooks
Name: David A. Brooks
Title: Vice President

LENDER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By: /s/ Thomas N. Cassino
Name: Thomas N. Cassino
Title: Vice President

SCHEDULE I
(LEASES)
1.    Lease Agreement entered into as of December 18, 2003 by and between Pier House Joint Venture, a Florida general partnership (“PHJV”), the predecessor-in-interest to Mortgage Borrower, and Island Dogs, Inc., a Florida corporation (“ID Corp.”); as amended by that certain First Amendment to Lease Agreement entered into as of April 5, 2004 by and between PHJV and ID Corp.; as further amended by that certain Second Amendment to Lease Agreement entered into as of March 14, 2005 by and between PHJV and ID Corp.; as assigned by ID Corp., as “Assignor”, to Island Dogs, LLC (“ID LLC”), as “Assignee”, pursuant to that certain Assignment of Lease dated March 2, 2006 among ID Corp. and ID LLC; as further amended by that certain Third Amendment to Lease Agreement entered into as of March 9, 2006 by and between PHJV and ID Inc. (should be ID LLC); as further amended by that certain Fourth Amendment to Lease Agreement entered into as of March 30, 2006 by and between PHJV and ID Inc. (should be ID LLC); as assigned by ID LLC and assumed by Operation Kidd LLC, a Pennsylvania limited liability company (“Operation Kidd”), pursuant to that certain Assignment, Assumption, Acknowledgment and Consent dated as of June 11, 2010 by and among ID LLC, as “Assignor”, Operation Kidd, as “Assignee”, Blue Martini, Inc., a Florida corporation, as “Assignor Guarantor”, Rum Barrel, LLC, a Florida limited liability company, as “Assignee Guarantor”, and PHJV, as “Landlord”; as supplemented by that certain Guarantee executed by Rum Barrel, LLC executed as of June 11, 2010; as further amended by that certain Fifth Amendment to Lease Agreement entered into as of June 11, 2010 by and between PHJV and Operation Kidd; as evidenced by that certain Memorandum of Lease recorded in the Official Records of Monroe County, Florida on June 24, 2010 in Book No. 2471, Pg. 2344; as further amended by that certain Sixth Amendment to Lease Agreement entered into as of December 31, 2010 by and between PHJV and Operation Kidd; and as further amended by that certain Seventh Amendment to Lease Agreement entered into as of March 5, 2013 by and between PHJV and Operation Kidd.

2.    License (Ticket Booth), dated February 1, 2003, between Pier House Joint Venture, a Florida general partnership (“PHJV”), the predecessor-in-interest to Mortgage Borrower, and Sunset Watersports, Inc.

SCHEDULE II
(RESERVED)

SCHEDULE III
(ORGANIZATIONAL CHART OF BORROWER)

SCHEDULE IV
[RESERVED]

SCHEDULE V
[RESERVED]

SCHEDULE VI
QUALIFIED PRIME TRANSFER – REQUIRED ASSETS

Hotels
Hilton La Jolla Torrey Pines            La Jolla, CA
The Capital Hilton                 Washington, D.C.
Marriott Plano Legacy Town Center         Plano, TX
Seattle Marriott Waterfront             Seattle, WA
Courtyard San Francisco            Downtown San Francisco, CA
Courtyard Seattle Downtown            Seattle, WA
Courtyard Philadelphia            Downtown Philadelphia, PA
Renaissance Tampa International Plaza    Tampa, FL

Option to Purchase
Crystal Gateway Marriott            Arlington, VA

Right of First Offer
Crowne Plaza Beverly Hills             Beverly Hills, CA
Embassy Suites Crystal City             Arlington, VA
Crowne Plaza Key West             Key West, FL
Hyatt Coral Gables                Coral Gables, FL
One Ocean Jacksonville            Jacksonville, FL
Houston Embassy Suites             Houston, TX
Portland Embassy Suites            Portland, OR
Ritz-Carlton Atlanta                Atlanta, GA
Hilton Boston Back Bay            Boston, MA
Courtyard Boston Downtown            Boston, MA
The Churchill                     Washington, D.C.
The Melrose                     Washington, D.C.
RESERVED]

SCHEDULE VII
(FORM OF COMPLETION GUARANTY)
[See attached]

SCHEDULE VIII
(QUALIFIED FRANCHISORS AND ACCEPTABLE RELATED FLAGS)

Franchisor	Brand
Hyatt	Hyatt Regency Park Hyatt Hyatt Grand Hyatt
Marriott	Marriott Autograph Edition JW Marriott
Hilton	Hilton Conrad
Starwood	Westin Le Meridien Luxury Collection St. Regis W

SCHEDULE IX

(BORROWER OPERATING AGREEMENT)
Limited Liability Company Agreement of Ashford Pier House Mezz A LLC, dated as of September 10, 2013, among Ashford Pier House Mezz B LLC, a Delaware limited liability company, as the sole equity member, the Managers named therein and Steven P. Zimmer and Ricardo Beausoleil as Independent Managers.

SCHEDULE X

(MORTGAGE BORROWER COMPANY AGREEMENT)
Amended and Restated Agreement of Limited Partnership of Ashford Pier House LP, effective as of September 10, 2013, by and between among Ashford Pier House GP LLC, a Delaware limited liability company, as General Partner, and Ashford Pier House Mezz A LLC, a Delaware limited liability company, as Limited Partner.

SCHEDULE XI

(PRINCIPAL COMPANY AGREEMENT)
Amended and Restated Limited Liability Company Agreement of Ashford Pier House GP LLC, dated as of September 10, 2013, among Ashford Pier House Mezz A LLC, a Delaware limited liability company, as the sole equity member, the Managers named therein and Victor A. Duva and Jennifer A. Schwartz as Independent Managers.